                                                                EXHIBIT 10(ii)

                                                                EXECUTION COPY



==============================================================================






                           ASSET PURCHASE AGREEMENT



                                 BY AND AMONG



                          K-V PHARMACEUTICAL COMPANY,


                        CYTYC PRENATAL PRODUCTS, CORP.

                                      AND

                                 HOLOGIC, INC.

                         DATED AS OF JANUARY 16, 2008






==============================================================================



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

                                                 TABLE OF CONTENTS

                                                                                                               Page


ARTICLE I. DEFINITIONS............................................................................................1

         Section 1.1       Defined Terms..........................................................................1
         Section 1.2       Construction of Certain Terms and Phrases.............................................12

ARTICLE II. PURCHASE AND SALE OF ASSETS..........................................................................13

         Section 2.1       Grant of Exclusive License............................................................13
         Section 2.2       Purchase, Sale and Transfer of Assets.................................................13
         Section 2.3       Excluded Assets.......................................................................14
         Section 2.4       Retention of Copies...................................................................14
         Section 2.5       Assignability and Consents............................................................14

ARTICLE III. ASSUMPTION OF LIABILITIES...........................................................................15

         Section 3.1       Assumption of Liabilities.............................................................15

ARTICLE IV. PURCHASE PRICE, PAYMENT, REIMBURSEMENT OF EXPENSES AND TRANSFER......................................17

         Section 4.1       Initial Payment of Purchase Price.....................................................17
         Section 4.2       Additional Payments, Reimbursement of Expenses and Transfer of Assets.................17
         Section 4.3       Allocation of Purchase Price..........................................................18
         Section 4.4       Sales, Use and Other Taxes............................................................19
         Section 4.5       Tax Withholding.......................................................................19
         Section 4.6       Risk of Loss..........................................................................19
         Section 4.7       Subsidiaries..........................................................................19

ARTICLE V. CLOSING AND TRANSFER DATE.............................................................................19

         Section 5.1       Time and Place of Closing.............................................................19
         Section 5.2       Deliveries at Closing.................................................................20
         Section 5.3       Time and Place of Transfer Date.......................................................20
         Section 5.4       Transfer Date Deliveries..............................................................20

ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF THE SELLER.........................................................21

         Section 6.1       Organization, Etc.....................................................................22
         Section 6.2       Authority of the Seller...............................................................22
         Section 6.3       Consents and Approvals................................................................22
         Section 6.4       Non-Contravention.....................................................................23
         Section 6.5       Contracts.............................................................................23

                                      i

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         Section 6.6       Intellectual Property Rights..........................................................23
         Section 6.7       Litigation............................................................................26
         Section 6.8       Permits; Compliance with Law..........................................................26
         Section 6.9       Gestiva Inventory.....................................................................27
         Section 6.10      Suppliers.............................................................................28
         Section 6.11      Absence of Certain Changes or Events..................................................28
         Section 6.12      Title to Assets; Sufficiency of Assets................................................29
         Section 6.13      Disclosure............................................................................29
         Section 6.14      Taxes.................................................................................30
         Section 6.15      Competing Business....................................................................31
         Section 6.16      Unlawful Payments.....................................................................31
         Section 6.17      Brokers...............................................................................31

ARTICLE VII. REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR......................................................31

         Section 7.1       Corporate Organization................................................................32
         Section 7.2       Authority of the Acquiror.............................................................32
         Section 7.3       Non-Contravention.....................................................................32
         Section 7.4       Litigation............................................................................32
         Section 7.5       Brokers...............................................................................33

ARTICLE VIII. COVENANTS OF THE PARTIES...........................................................................33

         Section 8.1       Operation of the Gestiva Business.....................................................33
         Section 8.2       Reasonable Efforts....................................................................35
         Section 8.3       Access; Confidentiality...............................................................37
         Section 8.4       Public Announcements; Confidentiality.................................................39
         Section 8.5       Regulatory Matters....................................................................39
         Section 8.6       Covenant Not to Compete...............................................................41
         Section 8.7       Further Assurances....................................................................43
         Section 8.8       No Solicitation.......................................................................43
         Section 8.9       Insurance.............................................................................43
         Section 8.10      Tax Matters...........................................................................44
         Section 8.11      Employee Matters......................................................................46

ARTICLE IX. CONDITIONS TO THE OBLIGATIONS OF THE PARTIES FOR THE CLOSING.........................................46

         Section 9.1       Seller's Conditions to Closing........................................................46
         Section 9.2       Acquiror's Obligations to Closing.....................................................46

ARTICLE X. CONDITIONS TO THE OBLIGATIONS OF THE PARTIES FOR THE TRANSFER DATE....................................47

         Section 10.1      Seller's Obligations for the Transfer Date............................................47
         Section 10.2      Acquiror's Obligations for the Transfer Date..........................................48

ARTICLE XI. INDEMNIFICATION......................................................................................49


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         Section 11.1      Survival of Representations, Warranties, Covenants, Etc...............................49
         Section 11.2      Indemnification.......................................................................49
         Section 11.3      Limitations...........................................................................53
         Section 11.4      Conflict with other Provisions........................................................54

ARTICLE XII. TERMINATION.........................................................................................54

         Section 12.1      Methods of Termination................................................................54
         Section 12.2      Procedure upon Termination............................................................55
         Section 12.3      Termination Fee.......................................................................56

ARTICLE XIII. MISCELLANEOUS......................................................................................56

         Section 13.1      Notices...............................................................................56
         Section 13.2      Entire Agreement......................................................................57
         Section 13.3      Waiver................................................................................57
         Section 13.4      Amendment.............................................................................58
         Section 13.5      Third Party Beneficiaries.............................................................58
         Section 13.6      Assignment; Binding Effect............................................................58
         Section 13.7      Headings..............................................................................58
         Section 13.8      Severability..........................................................................58
         Section 13.9      Governing Law.........................................................................58
         Section 13.10     Expenses..............................................................................59
         Section 13.11     Counterparts..........................................................................59
         Section 13.12     Remedies..............................................................................59

Exhibit A-Form of Assumption and Assignment Agreement
Exhibit B-Form of Bill of Sale
Exhibit C-Form of Trademark Assignment Agreement
Exhibit D-Form of FDA Transfer Letters
Exhibit E-Form of License Agreement

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                                     iii


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                           ASSET PURCHASE AGREEMENT

                  This Asset Purchase Agreement (this "AGREEMENT") is made and entered into as of January 16, 2008, by and among K-V Pharmaceutical Company, a Delaware corporation (the "ACQUIROR"), Cytyc Prenatal Products Corp., a
Delaware corporation (the "SELLER") and solely for purposes of Section 8.6 and
                                                               -----------
ARTICLE XI, Hologic, Inc., a Delaware corporation ("PARENT").
----------

                                   RECITALS

                  WHEREAS, Seller is engaged in researching, manufacturing, developing, marketing, and selling Gestiva;

                  WHEREAS, on the Closing Date (as defined herein), Seller will, by the terms of this Agreement, conditionally sell the Purchased Assets
(as defined herein) to Acquiror and grant to Acquiror an exclusive license to use the Gestiva Intellectual Property (as defined herein) during the period between the Closing Date and the Transfer Date (as defined herein).

                  WHEREAS, on the Transfer Date, Seller will, by the terms of this Agreement, transfer to Acquiror all of the Purchased Assets; and

                  WHEREAS, Acquiror has agreed to assume the Assumed
Liabilities on the Transfer Date on the terms and subject to the conditions set forth herein.

                                   AGREEMENT

                  NOW, THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                  ARTICLE I.

                                  DEFINITIONS

                  Section 1.1 Defined Terms. As used in this Agreement, the
                              -------------
following defined terms shall have the meanings specified below:

                  "ACCOUNTANTS" has the meaning set forth in Section 8.10(h).
                                                             ---------------

                  "AAA" has the meaning set forth in Section 11.2(f)(ii).
                                                     -------------------

                  "ACQUIROR" has the meaning set forth in the preamble to this Agreement.

                  "ACQUIROR MATERIAL ADVERSE EFFECT" means any Effect that, individually or in the aggregate, has had or would be reasonably expected to have a material adverse effect on (i) the Acquiror's ability to consummate the transactions contemplated hereby in accordance with the terms and conditions hereof or (ii) on the business, assets (including intangible assets), results of

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operations, liabilities (contingent or otherwise) or conditions (financial or otherwise) of the Acquiror.

                  "ACTION OR PROCEEDING" means any action, suit, claim, proceeding, arbitration, dispute, Order, inquiry, hearing, assessment with respect to fines or penalties or litigation (whether civil, criminal, administrative or investigative) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental or Regulatory Authority.

                  "ADDITIONAL PURCHASE PRICE AMOUNT" has the meaning set forth in Section 4.2(b).
   --------------

                  "AFFILIATE" means, with respect to any Person, any other
Person which Controls, is Controlled by or is under common Control with such Person.

                  "AGREEMENT" has the meaning set forth in the preamble hereto.

                  "API" means the 17 alpha-hydroxyprogesterone caproate active pharmaceutical ingredient.

                  "APPLICABLE PERIOD" has the meaning set forth in Section
                                                                   -------
8.6(a).
------

                  "ASSIGNMENT AND ASSUMPTION AGREEMENT" means the Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit A.
                                                                      ---------

                  "ASSUMED CONTRACTS" means the Gestiva Contracts set forth on
Schedule 1.1(a) and any Contracts entered into by Seller or its Affiliates
---------------
from the date hereof to the Transfer Date in accordance with Section 8.1(b)(iv)
                                                             ------------------
to the extent relating solely to Gestiva or the Purchased Assets.

                  "ASSUMED LIABILITIES" has the meaning set forth in Section
                                                                     -------
3.1(a).
------

                  "BILL OF SALE" means the Bill of Sale conveying the
Purchased Assets from the Seller to the Acquiror as of the Transfer Date, substantially in the form attached hereto as Exhibit B.
                                             ---------

                  "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which commercial banks located in New York are authorized or obligated by Law to close.

                  "CHARTER DOCUMENTS" has the meaning set forth in Section 6.1.
                                                                   -----------

                  "CLOSING" has the meaning set forth in Section 5.1.
                                                         -----------

                  "CLOSING DATE" has the meaning set forth in Section 5.1.
                                                              -----------

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMPETING PRODUCT" has the meaning set forth in Section
                                                                   -------
8.6(a).
------

                  "COMPLETE RESPONSE" has the meaning set forth in Section
                                                                   -------
4.2(a).
------

                                      2

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                   "CONFIDENTIALITY AGREEMENT" means the Confidentiality
Agreement, dated as October 30, 2007, by and between Parent and Acquiror.

                  "CONTRACTS" means any and all written or legally binding oral commitments, contracts, purchase orders, sales orders, leases, subleases, licenses, easements, commitments, arrangements, undertakings, evidence of indebtedness, security or pledge agreements or other agreements.

                  "CONTROL" means:

                  (a) ownership (directly or indirectly) of at least fifty percent (50%) of the shares or stock entitled to vote for the election of directors in the case of a company or corporation; or

                  (b) the ability otherwise to direct and control (whether directly or indirectly through one or more intermediaries) the actions of a Person.

                  "DAMAGES" has the meaning set forth in Section 11.2(a).
                                                         ---------------

                  "DEFAULT" means (i) a breach, default or violation, (ii) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or cause an Encumbrance to arise or (iii) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of Notice, or both, would constitute a change of control or give rise to a right of termination, modification, renegotiation, acceleration, cancellation, or a right to receive Damages or a payment of penalties.

                  "DESIGNATED ACQUIROR SUBSIDIARY" shall have the meaning set forth in Section 4.7.
         -----------

                  "EFFECT" means any state of facts, change, development, event, occurrence, effect or condition.

                  "ENCUMBRANCE" means any claim, mortgage, pledge, assessment, security interest, option, deed of trust, lease, lien, levy, license, restriction on transferability, defect in title, charge or other encumbrance of any kind, whether voluntarily incurred or arising by operation of Law or any conditional sale or title retention agreement or other agreement to give any of the foregoing in the future.

                  "ENVIRONMENTAL LAWS" means any federal, state, local or non-U.S. Law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization, policy, opinion, or agency requirement, in each case having the force and effect of Law, relating to the pollution, protection, investigation or restoration of the environment or health and safety as affected by the environment or natural resources, including those relating to the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials or noise, odor, wetlands, pollution or contamination.

                                      3

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                  "ERISA AFFILIATE" means any entity which is (or at any
relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group"
with, Seller, as defined in Section 414(b), (c), (m) or (o) of the Code, or under "common control" with Seller, within the meaning of Section 4001(b)(1)
of ERISA.

                  "EXCLUDED ASSETS" has the meaning set forth in Section 2.3.
                                                                 -----------

                  "EXCLUDED LIABILITIES" has the meaning set forth in Section
                                                                      -------
3.1(b).
------

                  "EXCLUDED TAX LIABILITY" has the meaning set forth in
Section 3.1(b)(iii).
-------------------

                  "FDA" means the United States Food and Drug Administration or any successor thereto.

                  "FDA ACT" means the U.S. Food, Drug and Cosmetic Act of
1938, as it may be superseded or amended from time to time.

                  "FDA TRANSFER LETTERS" has the meaning set forth in Section
                                                                      -------
8.2(e).
------

                  "GESTIVA" means the pharmaceutical product containing the API described in NDA #21-945.

                  "GESTIVA BOOKS AND RECORDS" means all books, records, files, documents, data, information and correspondence related to the Gestiva
Business which are owned by the Parent, the Seller or their Subsidiaries, including, without limitation, all records with respect to supply sources; all pre-clinical, clinical and process data and reports relating to research or development of products or of any materials used in the research, development, use, testing, manufacture, marketing or sale of products, including all raw data relating to clinical trials of products, all case report forms relating thereto and all statistical programs developed (or modified in a manner material to the use or function thereof) to analyze clinical data; all market research data, market intelligence reports and statistical programs (if any) used for marketing and sales research; promotional, advertising and marketing materials, sales forecasting models, medical education materials, sales training materials, web site content and advertising and display materials;
all records, including vendor and supplier lists, manufacturing records, sampling records, standard operating procedures and batch records, related to the manufacturing process; all data contained in laboratory notebooks relating to products or relating to their biological, physiological, mechanical or formula properties; all adverse experience reports and files related thereto
(including source documentation) and all periodic adverse experience reports and all data contained in electronic data bases relating to periodic adverse experience reports; all analytical and quality control data; all written correspondence with the FDA; and written records relating to the regulatory filings with the FDA or its foreign counterparts, including, but not limited to, the Gestiva FDA Submission. Notwithstanding the foregoing, the Gestiva
Books and Records shall exclude any books, records, files, documents, data, information and correspondence relating to human resources or employees of the Parent, the Seller and their Subsidiaries and in the case of any books, records, files, documents, data, information and correspondence also relating to the other businesses or assets of the Parent, the Seller and their Subsidiaries, the Seller shall have the right to exclude or redact the same with respect to such other businesses and assets.

                                      4

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                  "GESTIVA BUSINESS" means the research, development,
regulatory approval, manufacture, distribution, marketing, sale and promotion of Gestiva, and to the extent applicable, Gestiva Product Improvements in each case as conducted by the Parent, the Seller and their Subsidiaries.

                  "GESTIVA CONTRACTS" means all (i) Contracts pursuant to
which Seller or its Affiliates purchases any materials from any third party for use in connection with the development, testing or manufacture of Gestiva, all of which Contracts in effect on the date hereof are set forth on Schedule
                                                                     --------
1.1(a), (ii) Contracts relating to any pre-clinical or clinical trial
------
involving Gestiva, all of which Contracts in effect on the date hereof are set forth on Schedule 1.1(a), (iii) Contracts constituting material transfer
         ---------------
agreements involving the transfer of Gestiva, all of which Contracts in effect on the date hereof are set forth on Schedule 1.1(a), (iv) Contracts relating
                                    ---------------
to the marketing of Gestiva or educational matters relating to Gestiva, all of which Contracts in effect on the date hereof are set forth on Schedule 1.1(a),
                                                              ---------------
(v) Contracts relating to the supply or manufacture of Gestiva or Gestiva
Product Improvements, all of which Contracts in effect on the date hereof are set forth on Schedule 1.1(a), (vi) Contracts constituting confidentiality
             ---------------
agreements involving Gestiva or Gestiva Intellectual Property, including non-compete or non-solicitation agreements with employees, independent contractors or agents of Seller with third parties, (vii) Contracts involving any royalty, licensing, partnering or similar arrangement involving Gestiva or
Gestiva Intellectual Property, all of which Contracts in effect on the date hereof are set forth on Schedule 1.1(a), (viii) Contracts pursuant to which
                        ---------------
any services are provided to Seller or its Affiliates with respect to Gestiva, including consultation agreements, all of which Contracts in effect on the date hereof are set forth on Schedule 1.1(a), and (ix) Contracts pursuant to
                             ---------------
which any third party collaborates with Seller or its Affiliates in the performance of research or development of Gestiva, all of which Contracts in effect on the date hereof are set forth on Schedule 1.1(a).
                                           ---------------

                  "GESTIVA COPYRIGHTS" means all copyrightable works and
copyrights, and any registrations, applications, and renewals in connection therewith worldwide, if any, including moral rights, website content, and other rights of authorship and exploitation in each case as set forth on
Schedule 1.1(b) of the Seller Disclosure Schedule.
---------------

                  "GESTIVA FDA SUBMISSIONS" means, collectively, the Gestiva
Pre-IND and Gestiva NDA.

                  "GESTIVA GOVERNMENTAL PERMITS" means all authorizations, licenses, permits, certificates, approvals, exemptions, consents, confirmations, orders, registrations, product registrations, concessions, franchises, waivers and clearances of a Governmental or Regulatory Authority
(including all authorizations under the FDA Act, the Public Health Services
Act, the Controlled Substances Act and the regulations of the FDA and the United States Drug Enforcement Agency promulgated thereunder) necessary for the Seller to carry on the Gestiva Business as it is being conducted as of the date hereof.

                  "GESTIVA INTELLECTUAL PROPERTY" means (i) the Gestiva
Copyrights, (ii) the Gestiva Patent Rights, (iii) the Gestiva Know-How, (iv) the Gestiva Trademarks, (v) the rights to exclude others from appropriating any of the foregoing, including the rights to sue for and remedies against past, present and future infringements of any or all of the foregoing and rights of priority


                                      5

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and protection of interests therein and (vi) any other proprietary, intellectual property and other rights relating to any or all of the foregoing anywhere in the world.

                  "GESTIVA PRE-IND" means the Pre-IND #68,108, as filed as of the date hereof of this Agreement, and all documents, data, analyses, files related thereto, in each case as may be updated in accordance with this Agreement.

                  "GESTIVA INVENTORY" means all inventories of Gestiva in existence as of the Transfer Date, together with all bulk active pharmaceutical ingredient, all other raw materials, components, parts, work in process and packaging materials owned by the Parent, the Seller or any of their Subsidiaries as of the Transfer Date for use in the operation of the Gestiva Business. For clarity, Gestiva Inventory shall exclude raw materials, components, parts, work in process and packaging materials not specific to Gestiva.

                  "GESTIVA KNOW-HOW" means any and all Gestiva Manufacturing
Know-How and other Know-How that is currently owned or used under license by the Parent, the Seller or any of their Subsidiaries related to Gestiva or the Gestiva Product Improvements as of the Transfer Date. For the sake of clarity, none of the foregoing information shall be included in Gestiva Know-How to the extent that such information is covered by any claim of any Gestiva Patent
Rights.

                  "GESTIVA MANUFACTURING KNOW-HOW" means any Know-How or other information relating to the manufacture of Gestiva or Gestiva Product
Improvements owned or used under license by the Parent, the Seller or their Subsidiaries, including without limitation the identity, amounts and assurance quality of ingredients, the manufacturing processes and controls, specifications, technology, inventions, assays, quality control and testing procedures, Know-How and trade secrets used, held for use, or intended to be used in or necessary to manufacture, formulate, test and package Gestiva for use, sale, marketing and distribution as of the Transfer Date. For sake of clarity, none of the foregoing information shall be included in the Gestiva
Manufacturing Know-How to the extent that such information is covered by any claim of any Gestiva Patent Rights.

                  "GESTIVA NDA" means NDA # 21-945 as filed as of the date of this Agreement, and all documents, data, analyses, and files related thereto, in each case as may be updated in accordance with this Agreement.

                  "GESTIVA NDA APPROVAL" means approval of the Gestiva NDA by the FDA allowing for the initiation of marketing and sale of Gestiva in the United States for the prevention of preterm delivery in woman with a history of a prior preterm delivery or any other similar treatment.

                  "GESTIVA NDA APPROVAL DATE" means the date upon which the FDA issues to the Seller written notice of the Gestiva NDA Approval.

                  "GESTIVA PATENT RIGHTS" means those Patent Rights owned or used under license by the Parent, the Seller or their Subsidiaries listed on
Schedule 1.1(c), together with all registrations, applications and renewals
---------------
thereof, and any other Patent Rights that are owned or used under license by the Parent, the Seller or any of their Subsidiaries and that would be

                                      6

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

infringed by the manufacture, sale, offer to sell or importation of Gestiva or any Gestiva Product Improvement.

                  "GESTIVA PRODUCT IMPROVEMENT" means (to the extent applicable) any: (i) line extension of Gestiva, (ii) new indication of Gestiva, (iii) composition of matter or article of manufacture consisting essentially of 17 alpha-hydroxyprogesterone caproate, (iv) pharmaceutical combination containing 17 alpha-hydroxyprogesterone caproate and another active ingredient, (v) new formulations comprising of 17 alpha-hydroxyprogesterone caproate and/or (vi) compositions of matter or articles of manufacture constituting any of the foregoing or components thereof.

                  "GESTIVA PRODUCT REGISTRATIONS" means (i) the exemptions, approvals or registrations which have been received by the Parent, the Seller or any of their Subsidiaries as of the date of this Agreement, or which are received by the Parent, the Seller or any of their Subsidiaries after the date of this Agreement but before the Transfer Date, for the manufacturing, testing, investigation, sale, use, distribution and/or marketing of Gestiva or a Gestiva Product Improvement (including any NDAs or INDs) and (ii) all dossiers, reports, data and other written materials filed as part of or referenced in any applications for such approvals or registrations, or maintained by the Parent, the Seller or any of their Subsidiaries and relating to such approvals or registrations.

                  "GESTIVA TRADEMARKS" means all trademarks, trade names,
product names, trade dress, service marks, logos and slogans set forth on
Schedule 1.1(d), in each case, whether registered or unregistered, including
---------------
all common law rights, registrations and applications for registrations for any of the foregoing, and all internet domain names, and all registrations, applications and renewals thereof and the goodwill associated therewith.

                  "GOVERNMENTAL OR REGULATORY AUTHORITY" means any court, tribunal, arbitrator, authority, agency, commission, department, ministry, official or other instrumentality of the United States or other country, or any supra-national organization, or any foreign or domestic, state, county, city or other political subdivision.

                  "HAZARDOUS MATERIALS" means (i) any petroleum, petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any Environmental
Law.

                  "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements
Act of 1976, as amended, together with any rules or regulations promulgated thereunder.

                  "IND" means (i) an Investigational New Drug Application, as defined in the FDA Act and the regulations promulgated thereunder, which is required to be filed with the FDA before beginning clinical testing of a product in human subjects, or any successor application or procedure, (ii) all supplements and amendments that may be filed with respect to the foregoing and
(iii) all international equivalents of the foregoing.

                  "INDEMNIFICATION CLAIM NOTICE" has the meaning set forth in
Section 11.2(c).
---------------

                                      7

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

                  "INDEMNIFIED PARTY" has the meaning set forth in Section
                                                                   -------
11.2(c).
-------
                  "INDEMNITEES" has the meaning set forth in Section 11.2(c).
                                                             ---------------

                  "INITIAL GESTIVA INVENTORY" means the release and shipment of no fewer than 15,000 5-milliliter vials of finished Gestiva suitable for commercial sale by the Acquiror.

                  "INITIAL PURCHASE PRICE AMOUNT" has the meaning set forth in
Section 4.1.
-----------

                  "JOINT INTEGRATION COMMITTEE" means a committee of representatives comprised of two (2) members selected by the Acquiror from its senior executives and two (2) members selected by the Seller from its senior executives; each having responsibility at the respective party for the development of Gestiva. Each party will give the other written notification concerning its executives nominated to serve on the Joint Integration
Committee. Either party may replace either of its members on the Joint
Integration Committee with an equivalent senior executive by providing written notice of the change to the other party.

                  "KNOW-HOW" means any proprietary or nonproprietary information directly related to the manufacture, preparation, development
(both research and clinical), or commercialization of a product, including, without limitation, product specifications, processes, product designs, plans, trade secrets (including, without limitation, user information, customer and supplier lists, and related information, business and marketing plans, any other financial, marketing and business data), ideas, concepts, inventions, formulae, chemical, pharmacological, toxicological, pharmaceutical, physical, analytical, stability, safety, quality assurance, quality control and clinical information, technical information, research information, and all other confidential or proprietary technical and business information, whether or not embodied in any documentation or other tangible materials, but in no event shall the definition of "Know-How" include information properly in the public domain.

                  "KNOWLEDGE" with respect to (i) the Seller means the actual knowledge of Robb Hesley, Catherine Williams, Mary Eckstein, Lynn Jones, Tom
Umbel, Howard Doran, Tony Kingsley and Mark Casey (whose positions and operational responsibilities are listed on Schedule 1.1(e) hereto), following
                                           ---------------
reasonable inquiry and (ii) the Acquiror means the knowledge of the officers, directors or senior managers, following reasonable inquiry.

                  "LAW" means any federal, state, local or foreign law, statute, code or ordinance, or any rule or regulation promulgated by any Governmental or Regulatory Authority.

                  "LIABILITY" means any direct or indirect liability, obligation, claim, deficiency, guarantee or commitment of any kind or nature
(whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due), including any liability for Taxes.

                  "LIABILITY CAP" means $750,000 until the Seller receives
payment of the NDA Milestone Payment pursuant to Section 4.2(a), if ever, and
                                                 --------------
thereafter shall be $950,000, until the Seller receives payment of the
Additional Purchase Price Amount pursuant to Section 4.2(b), if ever, and
                                             --------------
thereafter shall be $8,200,000.

                                      8


                  "LIABILITY THRESHOLD" has the meaning set forth in Section
                                                                     -------
11.3(a).
-------
                  "LICENSE AGREEMENT" has the meaning set forth in Section
                                                                   -------
2.1.
---
                  "NDA" means (i) a New Drug Application for any product, as appropriate, requesting permission to place a drug on the market in accordance with 21 C.F.R. Part 314, and all supplements or amendments filed pursuant to the requirements of the FDA, including all documents, data and other information concerning a product which are reasonably necessary for FDA approval to market a product in the United States and (ii) all international equivalents of the foregoing.

                  "NDA MILESTONE PAYMENT" has the meaning set forth in Section
                                                                       -------
4.2(a).
------
                  "NON-ASSIGNABLE ASSET" has the meaning set forth in Section
                                                                      -------
2.5(a).
------
                  "NO-SHOP PERIOD" has the meaning set forth in Section 8.8.
                                                                -----------

                  NOTICE" with respect to a party means notice actually received by an officer, director or senior manager of the Seller, in the case of the Seller, or of the Acquiror, in the case of the Acquiror, in each case with responsibility in the relevant area, or delivered in accordance with the terms of the document, Law or Order pursuant to which such notice was given.

                  "OBJECTION NOTICE" has the meaning set forth in Section
                                                                  -------
11.2(f)(i).
----------
                  "ORDER" means any writ, judgment, decree, injunction or similar order, including consent orders, of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                  "ORDINARY COURSE OF BUSINESS" means an action or activity that is consistent in nature, scope and magnitude with the past practices of the Seller and its Affiliates with respect to the Gestiva Business.

                  "PARENT" has the meaning set forth in the preamble to this Agreement.

                  "PATENT RIGHTS" means any invention disclosure, patent application (including any provisionals, divisionals, continuations, continuations-in-part (to the extent claiming subject matter invented on or before the Transfer Date) and substitutions thereof), patents issuing from or granted upon such invention disclosure or patent application (including patents of addition (to the extent claiming subject matter invented on or before the Transfer Date) and substitutions thereof), reissues, extensions, reexaminations, renewal applications, supplemental patent certificates or any confirmation patent or registration patent) and all foreign counterparts of any of the foregoing.

                  "PERMITTED ENCUMBRANCES" means with respect to the Seller:
(i) statutory liens of landlords, liens of carriers, warehousepersons, mechanics and material persons or similar liens incurred or arising in the ordinary course of business, none of which materially detracts from the value or materially impairs the use of the asset or property subject thereto, or materially impairs the operations of the Parent, the Seller or any of their Subsidiaries, (ii) liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the ordinary course of business, consistent with past practice, (iii) encumbrances which do not interfere with the ordinary conduct of business of the Seller and do not materially detract from the value of the underlying asset, (iv) liens for Taxes, assessments and governmental charges not yet due and payable and (v) non-exclusive end-user licenses entered in the ordinary course of business.

                  "PERSON" means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, joint venture, other business organization, trust, entity, union, association or Governmental or Regulatory Authority.

                  "PERSONNEL" has the meaning set forth in Section 6.6(l).
                                                           --------------

                  "POST-TRANSFER TAX PERIOD" means any Tax Period beginning after the Transfer Date and the portion of any Straddle Period beginning after the Transfer Date.

                  "PRE-TRANSFER TAX PERIOD" means any Tax Period ending on or before the Transfer Date and the portion of any Straddle Period ending on the Transfer Date.

                   "PURCHASE PRICE" has the meaning set forth in Section 4.2(b).
                                                                 --------------

                  "PURCHASED ASSETS" has the meaning set forth in Section 2.2.
                                                                  -----------

                  "REGISTERED GESTIVA INTELLECTUAL PROPERTY" means all Gestiva Intellectual Property that has been registered, filed, certified or otherwise perfected or recorded with or by any Governmental or Regulatory Authority, including all Gestiva Patent Rights.

                  "REIMBURSABLE EXPENSES" means any (i) all out-of-pocket expenses incurred by the Parent, the Seller or their Subsidiaries, between January 1, 2008 and the Transfer Date, in conducting the Gestiva Business in the Ordinary Course of Business, including in seeking to obtain and obtaining the Gestiva NDA Approval as required pursuant to Section 8.5 hereof, in
                                                 -----------
accordance with the budget set forth on Schedule 1.1(f) or as approved by the
                                        ---------------
Joint Integration Committee or otherwise incurred in accordance with Section
                                                                     -------
8.1(b)(i), other than any expenses, including salary and benefits, related to
---------
the continued employment of any employee of the Parent, the Seller or their Subsidiaries, (ii) all out-of-pocket expenses incurred by the Parent, the Seller or their Subsidiaries, between January 1, 2008 and the Transfer Date, under the Assumed Contracts pursuant to the terms in effect on the date hereof or otherwise entered into or amended as permitted by Section 8.1(b)(iv), (iii) all out-of-pocket expenses incurred by the Parent, the Seller or their Subsidiaries in the Ordinary Course of Business in respect of the Gestiva Governmental Permits that are Purchased Assets to the extent relating to the operation or conduct of the Gestiva Business during the period beginning on January 1, 2008 and ending on the Transfer Date, and (iv) the expenses set forth on Schedule 1.1(g), in each of the cases of clauses (i)-(iv) without
         ---------------
duplication of expenses.

                  "RELATED AGREEMENTS" means the (i) Trademark Assignment Agreement, Bill of Sale, Assignment and Assumption Agreement and duly executed and attested assignments of transfer, or such other instruments of conveyance as may be required by Law, sufficient to permit the proper recordation of transfer of title ownership in all Registered Gestiva Intellectual Property owned by the Seller from the Parent, the Seller or their Subsidiaries to Acquiror in accordance with this Agreement, (ii) the Transition Services Agreement and (iii) the License Agreement.

                  "RESTRICTED TERRITORY" shall mean world-wide.

                  "RETAINED DOCUMENTS" shall have the meaning set forth in
Section 2.4.
-----------

                  "SELLER" has the meaning set forth in the preamble to this Agreement.

                  "SELLER DISCLOSURE SCHEDULE" has the meaning set forth in the preamble to ARTICLE VI.
                ----------

                  "SELLER GOVERNMENTAL CONSENTS" has the meaning set forth in
Section 6.3(a).
--------------

                  "SELLER MATERIAL ADVERSE EFFECT" means any Effect that, individually or in the aggregate, (i) has had or would reasonably be expected to have a material adverse effect on the Purchased Assets taken as a whole or
(ii) could reasonably be expected to materially impair or delay the ability of the Seller to perform its obligation hereunder; provided, however, that none of the following shall be deemed in themselves, either alone or in combinations, to constitute, and none of the following shall be taken into account in determining whether there has been, or will be, a Seller Material Adverse Effect: (A) any Effect relating to general economic conditions in the United States or foreign economies in any locations where the Seller and its Affiliates have material operations relating to the Gestiva Business except to the extent such Effect disproportionately affects the Seller and its Affiliates, (B) any Effect attributable to conditions that generally affect the industries in which the Seller and its Affiliates participate relating to the Gestiva Business except to the extent such Effect disproportionately affects the Seller and its Affiliates, taken as a whole and (C) any Effect that results from actions taken by the Seller as required by this Agreement or at the written direction of the Acquiror.

                  "SELLER THIRD PARTY CONSENTS" has the meaning set forth in
Section 6.3(b).
--------------

                  "STRADDLE PERIOD" means any Tax period beginning on or before the date hereof and ending after the Transfer Date.

                  "SUBSIDIARY" of a Person means any entity Controlled by that Person.

                  "SURVIVAL PERIOD" shall have the meaning set forth in
Section 11.1.
------------

                  "TAXES" means all of the following in connection with the operations of the Gestiva Business or the transactions contemplated hereby:
(i) any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, value added, ad valorem, transfer, franchise, profits, license, excise, severance, stamp, occupation, payroll, employment, withholding, social security, unemployment, disability, registration, premium, property, environmental, windfall profits, capital stock, customs duty, or other tax, governmental fee or other like assessment imposed by any governmental, regulatory or administrative entity or agency responsible for the imposition of any such tax (domestic or foreign) including any interest, penalty or addition thereon, whether disputed or not,
(ii) any Liability for the payment of any amounts of the type described in (i) as a result of being a member of any affiliated, consolidated, combined, unitary or other group for any Tax Period and (iii) any Liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other Person.

                  "TAX PERIOD" means any period prescribed by any Governmental or Regulatory Authority for which a Tax Return is required to be filed or a Tax is required to be paid or measured.

                  "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "TERMINATION DATE" has the meaning set forth in Section
                                                                  -------
12.1(b).
-------
                  "THIRD PARTY CLAIM" has the meaning set forth in Section
                                                                   -------
11.2(d).
-------
                  "TRADEMARK ASSIGNMENT AGREEMENT" means the Trademark Assignment Agreement to be dated as of the Transfer Date by and between the Acquiror and Seller, substantially in the form attached hereto as Exhibit C.
                                                                  ---------

                  "TRANSFER DATE" shall have the meaning set forth in Section
                                                                      -------
5.3.
---
                  "TRANSFER TAXES" has the meaning set forth in Section 4.4.
                                                                -----------

                  "TRANSITION SERVICES AGREEMENT" means the Transition Services Agreement, by and between the Acquiror and the Seller, in a form to be mutually agreed upon by the Acquiror and the Seller.

                  "TREASURY REGULATIONS" means the Treasury regulations promulgated under the Code.

                  Section 1.2 Construction of Certain Terms and Phrases.
                              -----------------------------------------
Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement, (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement, (v) the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or" and (vi) the term "including" means "including without limitation." Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

                                 ARTICLE II.

                          PURCHASE AND SALE OF ASSETS

                  Section 2.1 Grant of Exclusive License. Subject to the terms
                              --------------------------
and conditions set forth in this Agreement, Seller grants to Acquiror an exclusive paid-up, royalty-free, worldwide license to use Gestiva Intellectual Property during the period beginning on the Closing Date and ending on the earlier to occur of (i) the date this Agreement is terminated pursuant to
Section 12.1 and (ii) the Transfer Date, pursuant to the terms and conditions
------------
of the License Agreement attached hereto as Exhibit E (the "License
                                            ---------       -------
Agreement"). Notwithstanding the foregoing, the Seller shall retain all rights
---------
to use the Gestiva Intellectual Property to the extent necessary to enable the Seller to perform its obligations under this Agreement.

                  Section 2.2 Purchase, Sale and Transfer of Assets. Upon the
                              -------------------------------------
terms and subject to the conditions set forth in this Agreement, on the Closing Date, Seller shall, or cause its Affiliates to, conditionally sell, convey and assign to the Acquiror, and the Acquiror shall conditionally purchase and acquire from Seller and its Affiliates, all of Seller's and its Affiliates' right, title and interest in and to all of the following assets, free and clear of all Encumbrances (collectively, the "PURCHASED ASSETS"), provided, however, that notwithstanding the foregoing, the conditions to the conditional sale, conveyance and assignment of the Purchased Assets shall only be satisfied and the Purchased Assets shall only be transferred and delivered by the Seller or its Affiliates to the Acquiror upon the Transfer Date (as defined herein):

                           (a) the Assumed Contracts;

                           (b) all Gestiva Books and Records;

                           (c) all Gestiva Inventory, excluding such Gestiva
Inventory Acquiror elects to exclude as designated by Acquiror in writing prior to the Closing Date;

                           (d) all Gestiva Intellectual Property;

                           (e) all Gestiva Product Registrations, excluding
the Gestiva FDA Submissions;

                           (f) all Gestiva Product Improvements;

                           (g) all Gestiva Governmental Permits, to the extent
legally transferable, excluding the Gestiva FDA Submissions;

                           (h) the Gestiva FDA Submissions (unless earlier
transferred pursuant to Section 8.5);
                        -----------

                           (i) any other assets owned by the Seller or its
Affiliates related to the research (including all pre-clinical and clinical studies), development, manufacture, formulation, use, distribution, marketing, sale and promotion of Gestiva and/or Gestiva Product Improvements, including but not limited to, any equipment and tangible property related thereto;

                           (j) all customer and supplier relationships,
goodwill and other intangible assets associated with the Gestiva Business;

                           (k) all claims, causes of action or rights to
collect, including for past, present or future infringement, misappropriation or violation of Gestiva Intellectual Property rights;

                           (l) all rights related to or arising out of or
under any express or implied warranties from suppliers relating to the Gestiva Business; and

                           (m) all rights, claims and credits (including all
guarantees, warranties, indemnities and similar rights and all refunds, credits and claims for refunds or credits relating to Taxes incurred during the Post-Transfer Tax Period), in favor of Seller or any of its Affiliates or any of their respective employees to the extent relating to any Purchased Asset or any Assumed Liability.

                  Section 2.3 Excluded Assets. Notwithstanding anything to the
                              ---------------
contrary contained in this Agreement, from and after each of the Closing Date and the Transfer Date, the Seller and its Affiliates shall retain all of their respective rights, title and interest in their assets and properties other than the Purchased Assets (the "EXCLUDED ASSETS").

                  Section 2.4 Retention of Copies. From and after the Transfer
                              -------------------
Date, the Seller may retain, at its expense, one archival copy of all documents or materials conveyed hereunder which do not contain or otherwise consist of, in whole or in part, the Assumed Contracts or the Gestiva Books and Records (the "RETAINED DOCUMENTS"); provided that access to such Retained Documents shall be restricted to the Seller's legal counsel and such employees of the Seller who have a "need to know" such information for conducting the operations of Seller and its Affiliates following the Transfer Date; provided, further, that no such operations shall include, directly or indirectly, the Gestiva Business or otherwise conflict with or result in a breach of Section
8.6 hereof. In addition, from and after the Transfer Date, the Seller may retain, at its expense, one archival copy of all Assumed Contracts and the Gestiva Books and Records, in each case, which the Seller in good faith determines it is reasonably likely to need access to in connection with performing its rights and obligations under this Agreement. Access to such Assumed Contracts and Gestiva Books and Records shall be restricted to the Seller's legal counsel and such employees of the Seller who have a "need to know" such information in connection therewith and from and after the Transfer Date and shall be kept strictly confidential by Seller and its Affiliates and not used for any other purpose. Upon final performance of its rights and obligations hereunder, Seller shall destroy or deliver any such copies of such Assumed Contracts and Gestiva Books and Records to Acquiror.

                  Section 2.5 Assignability and Consents.
                              --------------------------

              (a) Notwithstanding anything to the contrary contained in this Agreement, if the sale, conveyance, assignment, transfer or delivery or attempted sale, conveyance, assignment, transfer or delivery to the Acquiror of any Purchased Asset is (i) prohibited by any applicable Law or (ii) would require any authorizations, approvals, consents or waivers from a Person other than Seller or any Affiliate of Seller and such authorizations, approvals, consents or waivers shall not have been obtained prior to the Transfer Date (each, a "NON-ASSIGNABLE ASSET"), in either case, the transactions contemplated on the Transfer Date shall proceed (subject to the parties rights under ARTICLE X), but the Transfer Date shall
                                     ---------
not constitute the sale, conveyance, assignment, transfer or delivery of such Non-Assignable Asset, and this Agreement shall not constitute a sale, conveyance, assignment, transfer or delivery of such Non-Assignable Asset unless and until such authorization, approval, consent or waiver is obtained. After the Transfer Date, the Seller shall continue to use commercially reasonable efforts to obtain any Seller Third Party Consent, and the Seller shall cooperate with the Acquiror in any such commercially reasonable arrangement, including performance by the Seller as agent if commercially reasonable to the Seller, and, in such case, the Acquiror shall be liable to the Seller in a fashion equivalent to what the Acquiror's Liabilities would be under the Non-Assignable Asset if it were assigned. The Seller shall promptly pay over to the Acquiror the net amount (after expenses and taxes) of all payments received by it in respect of all Non-Assignable Assets.

              (b) Once authorization, approval or waiver of or consent for the sale, conveyance, assignment, transfer or delivery of any such Non-Assignable Asset not sold, conveyed, assigned, transferred or delivered at the Closing is obtained, the Seller shall convey, assign, transfer and deliver such Non-Assignable Asset to the Acquiror at no additional cost to the Acquiror. Notwithstanding anything to the contrary contained in this Agreement, the Acquiror shall not assume any Liabilities with respect to a Non-Assignable Asset until it has been assigned to the Acquiror.

                                 ARTICLE III.

                           ASSUMPTION OF LIABILITIES

                  Section 3.1 Assumption of Liabilities.
                              -------------------------

              (a) Upon the terms and subject to the conditions set forth in this Agreement, as of the Transfer Date, the Acquiror agrees to assume, satisfy, perform, pay and discharge each of the following Liabilities (the "ASSUMED LIABILITIES"):

                  (i) all Liabilities of the Parent, the Seller or any of their Subsidiaries under the Assumed Contracts (in the case of an Assumed Contract requiring third party consent to assignment, where such consent has been obtained), but only to the extent such Liabilities arise from and after the Transfer Date; and

                  (ii) all Liabilities with respect to the Gestiva Governmental Permits that are Purchased Assets to the extent relating to the operation or conduct of the Gestiva Business by or on behalf of the Acquiror from and after the Transfer Date, excluding the Gestiva NDA (subject to
Section 8.5).
------------
              (b) Notwithstanding anything contained in this Agreement to the contrary, from and after the Closing Date and the Transfer Date, the Seller shall retain all of the following Liabilities ("EXCLUDED LIABILITIES"):

                  (i) any Liability incurred by the Seller in accordance with Section 8.5 in obtaining the Gestiva NDA Approval (subject to the
     -----------
reimbursement right set forth in Section 4.2(c));
                                 --------------

                  (ii) all accounts payable and other similar Liabilities of the Seller and its Subsidiaries;

                  (iii) any Liability for (A) Taxes of Seller, (B) all other Taxes relating to the Gestiva Business or the Purchased Assets attributable to any Pre-Transfer Tax Period and (C) Taxes of any other Person for which Seller is liable pursuant to any Agreement, by Law or otherwise ("EXCLUDED TAX LIABILITY");

                  (iv) all Liabilities of the Parent, the Seller and their Subsidiaries arising out of any product liability, intellectual property infringement, breach of warranty or similar claim for injury to person or property or any other claim related to the Purchased Assets or Gestiva arising prior to the Transfer Date (including all proceedings relating to any such Liabilities);

                  (v) all Liabilities of the Parent, the Seller and their Subsidiaries arising out of government seizures, field corrections, withdrawals or recalls of Gestiva manufactured, transferred or sold prior to the Transfer Date, which are claimed prior to, on or after the Transfer Date;

                  (vi) all Liabilities of the Parent, the Seller and their Subsidiaries with respect to any litigation or other claims related to Gestiva or the Purchased Assets to the extent arising from any event, circumstance or condition occurring or alleged to have occurred prior to the Transfer Date;

                  (vii) any Liability of the Seller related to any product or service of the Seller or any of its Affiliates, other than Gestiva (subject to
Section 3.1(a));
--------------

                  (viii) any Liability or obligation of the Parent, the Seller or any of their Subsidiaries (A) arising out of any actual or alleged breach by the Parent, the Seller or any of their Subsidiaries of, or nonperformance by the Parent, the Seller or any of their Subsidiaries under, any Assumed Contract prior to the Transfer Date or (B) accruing under any Assumed Contract prior to the Transfer Date, including any accrued patent and other intellectual property license fees and liabilities;

                  (ix) any Liability of the Seller to the extent arising out of (A) any suit, action or proceeding pending or, to the Knowledge of the Seller, threatened as of the Transfer Date, with respect to claims which arise from facts, events or circumstances occurring prior to the Transfer Date, or
(B) any actual or alleged violation by the Seller or any of its Affiliates of any Law applicable to the Seller or any of its Affiliates;

                  (x) any Liability of the Parent, the Seller or their Subsidiaries that relates to any Excluded Asset;

                  (xi) any Liability of the Parent, the Seller or any of their Subsidiaries or ERISA Affiliates under or relating to (A) any employee benefit plan, or relating to wages, bonuses, payroll, vacation, sick leave, workers' compensation, unemployment benefits, pension benefits, employee stock option or profit-sharing plans, health care plans or benefits, phantom stock, deferred compensation or other similar plan or arrangement, or any other employee plans or benefits of any kind, in each case, which the Parent, the Seller or any of their Subsidiaries or ERISA Affiliates has entered into, maintains or administers or has maintained or administered, to which the Parent, the Seller or any of their Subsidiaries or ERISA Affiliates contributes or has contributed or is or has been required to contribute, or under or with respect to which the Parent, the Seller or any of their ERISA Affiliates has or may have any Liability and (B) any actual or alleged violation by the Parent, the Seller or any of their Affiliates of any equal employment or employment discrimination laws;

                  (xii) any Liability under Environmental Laws arising out of or relating to the operation or conduct of the business of the Parent, the Seller or their Subsidiaries or the use or ownership of the Purchased Assets, in each case, before the Transfer Date;

                  (xiii) any Liability of the Seller to any of its Affiliates;
and

                  (xiv) any other Liability of Seller or any of its Subsidiaries or Affiliates that is not specifically listed as an Assumed Liability under Section 3.1(a) (including any Liability to the extent
                --------------
resulting from the ownership, use, operation or maintenance of the Purchased Assets by or on behalf of Seller prior to the Transfer Date, or the operation or conduct of the business of the Parent, the Seller or their Subsidiaries, by or on behalf of the Seller prior to the Transfer Date).

                                 ARTICLE IV.

        PURCHASE PRICE, PAYMENT, REIMBURSEMENT OF EXPENSES AND TRANSFER

                  Section 4.1 Initial Payment of Purchase Price. As
                              ---------------------------------
consideration for the agreements of the parties hereunder, at the Closing, the Acquiror shall pay to Seller an aggregate amount equal to the sum of $7,500,000 (the "INITIAL PURCHASE PRICE AMOUNT").

The Initial Purchase Price Amount shall be payable in cash by wire transfer of immediately available funds to an account designated by Seller to Acquiror in writing at least two (2) Business Days prior to Closing.

                  Section 4.2 Additional Payments, Reimbursement of Expenses
                              ----------------------------------------------
                  and Transfer of Assets.
                  ----------------------

              (a) Upon the earlier to occur of (i) the Seller's receipt of written communication from the FDA acknowledging the FDA's receipt of a "Complete Response" from Seller relating to the FDA's October 20, 2006 Approvable Letter and that such response contains all necessary elements required by the FDA to proceed with their review of such "Complete Response" (the "COMPLETE RESPONSE"), or (ii) receipt of the Gestiva NDA Approval, Acquiror shall pay to Seller, within five (5) Business Days thereafter, $2,000,000 in cash (the "NDA MILESTONE PAYMENT").

              (b) Subject to the terms and conditions of this Agreement (including the conditions to the Transfer Date set forth in Article X), on the
                                                            ---------
Transfer Date, the Acquiror shall pay to the Seller the sum of $72,500,000 in accordance with Section 5.4(b) (such amount being the "ADDITIONAL PURCHASE
                --------------
PRICE AMOUNT" and together with the Initial Purchase Price Amount, the "PURCHASE PRICE"), the NDA Milestone Payment (if not yet paid pursuant to
Section 4.2(a)) and any Reimbursable Expenses not yet reimbursed to the Seller
--------------
pursuant to the terms of this Agreement in accordance with Section 5.4(b). For
                                                           --------------
avoidance of doubt, the Transfer Date shall not occur and the Additional Purchase Price Amount shall not be payable by the Acquiror prior to the occurrence of each of the following conditions (which are in addition to the conditions set forth in Article X): (i) the Gestiva NDA Approval Date, (ii)
                        ---------
the transfer by the Seller to the Acquiror of the Gestiva FDA Submissions and all rights associated therewith pursuant to Section 8.5, (iii) the transfer of
                                            -----------
the Gestiva Books and Records to the offices of Brown Rudnick Berlack Israels LLP, at One Financial Center, Boston Massachusetts 02111, at least five (5) days prior to the Transfer Date, provided however, such transfer shall not limit the rights of Acquiror set forth in Section 8.3(a) and (iv) the receipt
                                          --------------
by the Acquiror of the Initial Gestiva Inventory.

              (c) The Acquiror shall reimburse the Seller for any Reimbursable Expenses as may be submitted by the Seller on a monthly basis, such reimbursement to be made within ten (10) Business Days of the Acquiror's receipt of evidence documenting the Seller's incurrence of such Reimbursable Expenses, which documentation shall include an itemization of such expenses in reasonable detail and specificity.

              (d) All payments paid to the Seller pursuant to this Section 4.2,
                                                                   -----------
shall be by wire transfer of immediately available funds to an account designated by the Seller at least two (2) Business Days prior to the date on which such payment is required to be paid.

                  Section 4.3 Allocation of Purchase Price. The Purchase Price
                              ----------------------------
shall be allocated among the Purchased Assets in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder, and the Acquiror and the Seller agree to (a) be bound by the allocation, (b) act in accordance with the allocation in the preparation of financial statements and filing of all Tax Returns (including, without limitation, filing Internal Revenue Service Form 8594 with their United States federal income Tax Return for the taxable year that includes the Transfer Date) and in the course of any Tax audit, Tax review or Tax litigation relating thereto, and (c) take no position and cause their Affiliates to take no position inconsistent with the allocation for income Tax purposes, including United States federal and state income Tax and foreign income Tax, unless otherwise required pursuant to a "determination" within the meaning of Section 1313(a) of the Code. The Acquiror shall after consultation with the Seller initially determine and send written Notice to the Seller of the allocation of the Purchase Price within thirty (30) days after the Transfer Date. The Seller will be deemed to have accepted such allocation unless it provides written Notice of disagreement to the Acquiror within twenty (20) Business Days after the receipt of the Acquiror's Notice of allocation. If the Seller provides such Notice of disagreement to the Acquiror, then the parties shall proceed in good faith to determine the allocation in dispute. If, within ten (10) days after the Acquiror receives the Seller's Notice of disagreement, the parties have not reached agreement, then the Accountants shall be engaged to determine the final allocation in dispute. Not later than thirty (30) days prior to the filing of their respective Internal Revenue Service Forms 8594 relating to this transaction, each party shall deliver to the other party a copy of its Internal Revenue Service Form 8594.

                  Section 4.4 Sales, Use and Other Taxes. All transfer,
                              --------------------------
documentary, sales, use, valued-added, gross receipts, stamp, registration or other similar transfer taxes incurred in connection with the transfer and sale of the Purchased Assets as contemplated by the terms of this Agreement, including all recording or filing fees, notarial fees and other similar costs of Closing or similar costs arising on the Transfer Date, that may be imposed, payable, collectible or incurred ("TRANSFER TAXES") shall be timely paid by the Seller. The Seller will, at its own expense, file all necessary Tax Returns and other documentation with respect to any such Transfer Taxes and shall file such Tax Returns within the time prescribed by applicable law, and the Acquiror will join in the execution of any such Tax Returns and other documentation. The Seller shall provide the Acquiror with evidence satisfactory to Acquiror that such transfer Taxes have been timely paid by the Seller.

                  Section 4.5 Tax Withholding. Acquiror shall be entitled to
                              ---------------
deduct and withhold from the consideration otherwise payable pursuant to this Agreement to Seller such amounts as Acquiror is required to deduct and withhold under the Code, any Tax Law or any other Law with respect to the making of such payment. To the extent that amounts are so withheld by Acquiror, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Seller in respect of whom such deduction and withholding was made by Acquiror.

                  Section 4.6 Risk of Loss. Until the Transfer Date, the
                              ------------
Seller shall bear the risk of any loss or damage to the Purchased Assets from fire, casualty or any other occurrence. Following the Transfer Date, Acquiror shall bear the risk of any loss or damage to the Purchased Assets from fire, casualty or any other occurrence.

                  Section 4.7 Subsidiaries. Acquiror shall, upon ten (10)
                              ------------
Business Days prior written notice to Seller, have the right to designate one or more of its wholly-owned direct or indirect Subsidiaries (each, a "DESIGNATED ACQUIROR SUBSIDIARY") to purchase all or any of the Purchased Assets or assume all or any of the Assumed Liabilities so long as Acquiror shall remain liable for all of its liabilities and obligations hereunder and under the Related Agreements; provided, however, that Acquiror shall not be permitted to make such a designation if such designation would, or would reasonably be expected to, (i) result in any material costs, or any material liabilities, to the Seller or its Subsidiaries, (ii) materially delay or prevent the consummation of the transactions contemplated hereby, (iii) materially adversely affect the obtaining of consents and approvals in connection with the transactions contemplated hereby (or require that material consents and approvals be resolicited) or (iv) otherwise cause the conditions to the Transfer Date set forth in ARTICLE X hereof to not be satisfied.
                                  ---------

                                  ARTICLE V.

                           CLOSING AND TRANSFER DATE

                  Section 5.1 Time and Place of Closing. Unless this Agreement
                              -------------------------
is earlier terminated pursuant to ARTICLE XII, the closing (the "CLOSING") of
                                  -----------
the transactions contemplated by this Agreement to be consummated on the Closing shall take place as promptly as practicable, but in no event later than five (5) Business Days following satisfaction or waiver of the conditions set forth in ARTICLE IX, at 9:00 a.m., Pacific Standard
                               ----------
time, at the offices of Latham & Watkins LLP, 650 Town Center Drive 20th Floor, Costa Mesa, California 92626, unless another time or place shall be agreed to by the parties (the "CLOSING DATE").

                  Section 5.2 Deliveries at Closing.
                              ---------------------

              (a) Closing Deliveries by the Seller. At the Closing, the Seller
                  --------------------------------
shall deliver or cause to be delivered to the Acquiror:

                  (i) all forms, certificates and other documents referred to in Section 8.10(d);
      ---------------

                  (ii) an original of the License Agreement, executed by the Seller; and

                  (iii)  the certificates and other matters described in
ARTICLE IX.
----------

              (b) Closing Deliveries by the Acquiror. At the Closing, the
                  ----------------------------------
Acquiror will deliver or cause to be delivered to the Seller:

                  (i) the Initial Purchase Price Amount in immediately available funds by wire transfer to an account or accounts that shall have been designated by the Seller not less than two (2) Business Days prior to the Closing Date; and

                  (ii)   the certificates and other matters described in
ARTICLE IX.
----------

                  Section 5.3 Time and Place of Transfer Date. Unless this
                              -------------------------------
Agreement is earlier terminated pursuant to ARTICLE XII, the transfer and sale
                                            -----------
of the Purchased Assets and Assumed Liabilities shall take place as promptly as practicable, but in no event later than five (5) Business Days following the satisfaction or waiver of the conditions set forth in Articles X, at 9:00
                                                          ----------
a.m., Pacific Standard time, at the offices of Latham & Watkins LLP, 650 Town Center Drive 20th Floor, Costa Mesa, California 92626, unless another time or place shall be agreed to by the parties (the "TRANSFER DATE").

                  Section 5.4 Transfer Date Deliveries
                              ------------------------

              (a) Transfer Date Deliveries by the Seller. On the Transfer
                  --------------------------------------
Date, the Seller shall deliver to the Acquiror:

                  (i) an unredacted, fully executed copy of each of the Assumed Contracts;

                  (ii) written evidence (including duly executed UCC-3 forms, as applicable) that all Encumbrances related to the Purchased Assets, if any, have been released;

                  (iii) written evidence of the receipt of all Seller Governmental Consents set forth on Section 6.3(a) of the Seller Disclosure
                                   --------------
Schedule and Seller Third Party Consents set forth on Section 6.3(b) of the
                                                      --------------
Seller Disclosure Schedule;

                  (iv) an original of each Related Agreement (excluding the License Agreement and, if previously executed pursuant to Section 8.5(b), the
                                                          --------------
Transition Services Agreement)
executed by the Seller and copies of all documents required to be delivered by the Seller pursuant thereto;

                  (v) written evidence (including duly executed UCC-3 forms, as applicable) that all Encumbrances related to the Purchased Assets, if any, have been released;

                  (vi)   the Gestiva Books and Records;

                  (vii) the FDA Transfer Letters, unless previously delivered pursuant to Section 8.5(b);
            --------------

                  (viii) the certificates and other matters described in
ARTICLE X; and
---------

                  (ix) such other instruments or documents, in form and substance reasonably acceptable to the Seller and the Acquiror, as may be necessary to effect the Acquiror's assumption of the Assumed Liabilities and the Assumed Contracts.

              (b) Transfer Date Deliveries by the Acquiror. On the Transfer
                  ----------------------------------------
Date, the Acquiror shall deliver to the Seller

                  (i) an original of each of the Related Agreements (excluding the License Agreement and, if previously executed pursuant to
Section 8.5(b), the Transition Services Agreement) executed by the Acquiror,
--------------
and copies of all documents required to be delivered by the Acquiror pursuant thereto;

                  (ii)   the certificates and other matters described in
ARTICLE X;
---------

                  (iii) such other instruments or documents, in form and substance reasonably acceptable to the Seller and the Acquiror, as may be necessary to effect the Acquiror's assumption of the Assumed Liabilities and the Assumed Contracts; and

                  (iv) the Additional Purchase Price Amount, the NDA Milestone Payment (if not yet paid pursuant to Section 4.2(a)) and any
                                               --------------
Reimbursable Expenses owed to the Seller pursuant to the terms of this Agreement in immediately available funds by wire transfer to an account or accounts that shall have been designated by the Seller to the Acquiror not less than two (2) Business Days prior to the Transfer Date.

              (c) Further Deliveries of the Seller. At or promptly following
                  --------------------------------
the Transfer Date, but in no event later than ten (10) days thereafter, the Seller shall deliver or cause to be delivered to Acquiror any other Purchased Asset which was not delivered to Acquiror on the Transfer Date.


                                 ARTICLE VI.

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

                  Subject to the such exceptions as are disclosed in the disclosure schedule supplied by the Seller to the Acquiror dated as of the date hereof (the "SELLER DISCLOSURE SCHEDULE"), which Seller Disclosure
Schedule identifies the Section (or, if applicable, subsection) to which such exception relates (provided, however, that such disclosure shall also apply to particular matters represented or warranted in other Sections and subsections to the extent that it is readily apparent from the text of such disclosure), the Seller represents and warrants to the Acquiror as follows:

                  Section 6.1 Organization, Etc. The Seller is duly
                              ------------------
incorporated, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to own its assets, including the Purchased Assets. The Seller is duly authorized to conduct its business and is in good standing in each jurisdiction where such qualification is required to own the Purchased Assets or conduct its business as it is now being conducted, except where the failure to be so qualified or in good standing would not be reasonably expected to have a Seller Material Adverse Effect. The certificate of incorporation, bylaws or other similar governing instruments and organizational documents (the "CHARTER DOCUMENTS") of the Seller that have been delivered to the Acquiror on or prior to the date hereof are effective under applicable Laws and are current, correct and complete.

                  Section 6.2 Authority of the Seller. The Seller has all
                              -----------------------
necessary corporate power and authority and has taken all corporate actions necessary to enter into this Agreement, to execute and deliver the Related Agreements to which it is or will be a party and carry out the transactions contemplated hereby and by the Related Agreements to which it is or will be a party. The board of directors of the Seller has taken all action required by Law and the Charter Documents of the Seller to duly authorize (i) the execution and delivery of this Agreement and the Related Agreements to which it is or will be a party and (ii) the consummation of the transactions contemplated hereby and by the Related Agreements to which it is or will be a party. No other corporate proceedings on the part of the Seller are necessary to authorize this Agreement and Related Agreements and the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by the Seller and, when executed and delivered by the Acquiror, will constitute a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms. When executed and delivered by the Seller, each Related Agreement will constitute a legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms. Notwithstanding the matters set forth in this Section 6.2, the
                                                         -----------
enforceability of this Agreement and the Related Agreements may be limited by principles of public policy, the rules of law governing specific performance, injunctive relief or other equitable remedies, and by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

                  Section 6.3 Consents and Approvals.
                              ----------------------

              (a) Schedule 6.3(a) of the Seller Disclosure Schedule sets forth
                  ---------------
a complete and accurate list (the "SELLER GOVERNMENTAL CONSENTS") of all consents, waivers, approvals, Orders, permits or authorizations of, or registrations, notifications, declarations, payments or filings with, any Governmental or Regulatory Authority that are required by or with respect to the Seller in connection with the execution and delivery of this Agreement and the Related Agreements by the Seller or the performance of its obligations thereunder.

              (b) Schedule 6.3(b) of the Seller Disclosure Schedule sets forth
                  ---------------
a complete and accurate list (the "SELLER THIRD PARTY CONSENTS") of all material consents, waivers, approvals, or authorizations of, or notices to, any third party (other than a Governmental or Regulatory Authority) that are required by or with respect to the Seller in connection with the execution and delivery of this Agreement and the Related Agreements by the Seller or the performance of its obligations hereunder and thereunder.

                  Section 6.4 Non-Contravention. The execution and delivery by
                              -----------------
the Seller of this Agreement and the Related Agreements does not, and the performance by Seller of its obligations under this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not:

              (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Charter Documents of the Seller;

              (b) assuming the receipt of all consents, waivers, approvals, Orders, permits or authorizations of Governmental and Regulatory Authorities, and the termination or expiration of any waiting periods thereunder (set forth in Schedule 6.4(b) of the Seller Disclosure Schedule) required to be obtained
   ---------------
by the Seller and the making of all registrations, notifications, declarations or filings with Governmental and Regulatory Authorities, and the termination or expiration of any waiting periods thereunder (set forth in Schedule 6.4(b)
                                                              ---------------
of the Seller Disclosure Schedule) required to be made by or with respect to the Seller, conflict with or result in a violation or breach of any term or provision of any Law applicable to the Seller, the Gestiva Business or the Purchased Assets; or

              (c) conflict with or result in (i) a Default under, (ii) the loss of any benefit under or (iii) the creation of any Encumbrance on any of the Purchased Assets (including any Assumed Contract).

                  Section 6.5 Contracts. The Assumed Contracts are valid,
                              ---------
binding and in full force and effect. Except as set forth on Schedule 6.5(a)
                                                             ---------------
of the Seller Disclosure Schedule, the Seller and, to the Knowledge of the Seller, any other party thereunder, has performed all obligations required to be performed by such party under the Assumed Contracts and is not (with or without the lapse of time or the giving of notice, or both) in material breach or default under any Assumed Contract and, to the Knowledge of the Seller, no other party to any Assumed Contract is (with or without the lapse of time or the giving of notice, or both) in material breach or default thereunder. The Seller has not received any notice of the intention of any party to terminate any Assumed Contract. Complete and correct copies of all written Assumed Contracts and amendments thereto have been made available to Acquiror, and summaries of any oral Assumed Contracts have been provided to the Acquiror. No Contracts other than the Assumed Contracts and the rights of Seller under the Related Agreements are used, held for use, or intended to be use in or necessary to the conduct of the Gestiva Business.

                  Section 6.6 Intellectual Property Rights.
                              ----------------------------

              (a) The Gestiva Intellectual Property set forth in Schedule 6.6(a)
                                                                 ---------------
of the Seller Disclosure Schedule constitutes all of the Gestiva Copyrights, Gestiva Patent Rights and Gestiva

Trademarks. As of the Closing Date and Transfer Date, the Seller has or its Subsidiaries have a valid and enforceable right to use or will be the sole and exclusive owners of all of the Gestiva Intellectual Property set forth on
Schedule 6.6(a) of the Seller Disclosure Schedule.
---------------

              (b) To the Knowledge of the Seller, the operation of the Gestiva Business, as has been and is now being conducted, does not presently infringe or constitute a misappropriation of any registered or unregistered patents, trademarks, copyrights, trade secrets or other proprietary rights of any Person and neither the Parent, the Seller, nor any of their Subsidiaries thereof, has received any written notice from any Person, or has Knowledge of, any actual or threatened claim or assertion to the contrary or of any facts or alleged facts which are likely to serve as the basis for any such claim or assertion.

              (c) With respect to all Gestiva Intellectual Property that consists of Registered Gestiva Intellectual Property or is subject to an application for copyright registration, mask work registration, or trademark or service mark registration, Schedule 6.6(c) sets forth a list of all
                              ---------------
jurisdictions in which such Registered Gestiva Intellectual Property is issued or registered, and all patent, registration and/or application numbers. Any registration, maintenance and renewal fees due in connection with the Gestiva Intellectual Property set forth in Schedule 6.6(c) have been paid in a timely
                                   ---------------
manner and all necessary documents and certificates in connection with such Gestiva Intellectual Property have, for the purposes of maintaining such Gestiva Intellectual Property, been filed in a timely manner with the relevant Governmental or Regulatory Authorities.

              (d) To the Knowledge of the Seller, the Gestiva Intellectual Property set forth on Schedule 6.6(a) of the Seller Disclosure Schedule is
                      ---------------
free and clear of all Encumbrances other than Permitted Encumbrances and no Person other than the Parent, the Seller or their Subsidiaries, including any current or former employee or consultant of the Parent, the Seller or their Subsidiaries, has any proprietary, commercial or other interest in any of the Gestiva Intellectual Property. There are no existing agreements, options, commitments, or rights with, of or to any Person to acquire or obtain any rights to, any of the Gestiva Intellectual Property set forth on Schedule 6.6(a)
                                                                 ---------------
of the Seller Disclosure Schedule.

              (e) To the Knowledge of the Seller, the Seller or its Affiliates have the unrestricted right to assign, transfer and/or grant to the Acquiror all rights in the Gestiva Intellectual Property that are being assigned, transferred and/or granted to the Acquiror under this Agreement and the Related Agreements, in each case free of any rights or claims of any Person and without payment of any royalties, license fees or other amounts to any Person. To the Knowledge of the Seller, the consummation of this Agreement and the other transactions contemplated hereby does not and will not infringe or misappropriate any Gestiva Intellectual Property or any intellectual property of any other Person.

              (f) To the Knowledge of the Seller, there is no unauthorized use, violation, misappropriation or infringement of any of the Gestiva Intellectual Property by any Person.

              (g) There are no Actions or Proceedings (including any inventorship challenges) pending or, to the Knowledge of the Seller, threatened, with respect to any of the Gestiva Intellectual Property nor have any such Actions or Proceedings been brought during the past three (3) years.

              (h) Solely as it relates to Gestiva or a Gestiva Product Improvement, the Seller has not entered into any Contract (i) granting any Person the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any of the Gestiva Intellectual Property, or (ii) expressly agreeing to indemnify any Person against any charge of infringement of any of the Gestiva Intellectual Property.

              (i) The Seller has not entered into any Contract granting any Person the right to control the prosecution of any of the Gestiva Patent Rights.

              (j) None of the Gestiva Trademarks are or have been the subject of any opposition, cancellation, abandonment or similar proceeding, and neither the Parent, the Seller, nor any of their Subsidiaries, has received any written notice from any Person, or has Knowledge, of any actual or threatened claim or assertion to the contrary, or of any facts or alleged facts which are likely to serve as a basis for any such claim or assertion.

              (k) Except for the License Agreement or as set forth on Schedule
                                                                      --------
6.6(k) of the Seller Disclosure Schedule, the Seller has not granted any
------
licenses under or to any of the Gestiva Intellectual Property or entered into any distribution or marketing arrangements with respect to any Gestiva Intellectual Property or Gestiva. The Seller has not granted any licenses under or to any of the Gestiva Intellectual Property or entered into any distribution or marketing arrangements with respect to any Gestiva Intellectual Property or Gestiva.

              (l) All Gestiva Know-How that would otherwise constitute a trade secret has been the subject of reasonable measures to maintain its secrecy. All former and current employees, independent contractors, members of management and key personnel of the Parent, the Seller or their Subsidiaries with access to such trade secrets or similar confidential information, including all former and current employees, agents, consultants and independent contractors who have contributed to or participated in the conception and development of material Gestiva Intellectual Property (collectively, "PERSONNEL"), have executed and delivered to Seller a proprietary information agreement restricting such person's right to disclose or use for unauthorized purposes such trade secrets or information. All such former and current Personnel (i) who are or were employees of Seller have executed a written "work-for-hire" agreement with Seller that, in accordance with all applicable Laws, has accorded the Seller full, effective, exclusive and original ownership of all Gestiva Intellectual Property rights therein and thereby arising and (ii) who were or are not employees of Seller have executed appropriate instruments of assignment in favor of Seller as assignee that have conveyed to Seller full, effective and exclusive ownership of all Gestiva Intellectual Property rights therein and thereby arising. No former or current Personnel have any claim against Seller in connection with such person's involvement in the conception and development of any Gestiva Intellectual Property except for such claims that, individually or in the aggregate, do not have, have not had and could not reasonably be expected to have a Seller Material Adverse Effect, and no such claim has been asserted or is threatened in writing, or to Seller's Knowledge, orally.

              (m) No licensing fees, royalties, profit participations, or other payments are due or payable by the Parent, the Seller or any of their Subsidiaries in connection with Gestiva

Intellectual Property, other than maintenance fees.

                  Section 6.7 Litigation. Schedule 6.7 of the Seller
                              ----------  ------------
Disclosure Schedule sets forth a list as of the date hereof of each pending or, to the Knowledge of the Seller, threatened suit, claim, action, proceeding or investigation, arising out of the conduct of the Gestiva Business or against or affecting any Purchased Assets or Assumed Liability. Except as set forth in Schedule 6.7 of the Seller Disclosure Schedule, none of the suits,
         ------------
claims, actions, proceedings or investigations listed in Schedule 6.7 of the
                                                         ------------
Seller Disclosure Schedule as to which there is at least a reasonable possibility of adverse determination would have, if so determined, individually or in the aggregate, a Seller Material Adverse Effect. Except as set forth in Schedule 6.7 of the Seller Disclosure Schedule, neither the
             ------------
Seller nor any of its Affiliates are a party or subject to or in Default under any Order applicable to the conduct of the Gestiva Business, any Purchased Assets or any Assumed Liability, and there are no outstanding Orders of any Governmental or Regulatory Authority that apply to the Purchased Assets that restricts the manufacture, use or sale of Gestiva, the ownership, disposition or use of the Purchased Assets by the Seller or the conduct of the Gestiva Business by the Seller, in each case, in any material respect.

                  Section 6.8 Permits; Compliance with Law.
                              ----------------------------

              (a) Schedule 6.8 of the Seller Disclosure Schedule sets forth a
                  ------------
true and complete list of all Gestiva Governmental Permits. The Seller is in possession of all Gestiva Governmental Permits and all Gestiva Governmental Permits are valid and in full force and effect.

              (b) The Gestiva Business has been and is currently conducted by the Seller and its Subsidiaries in material compliance with all Gestiva Governmental Permits and applicable Law by which the Gestiva Business, Gestiva or any Purchased Asset is bound.

              (c) No Governmental or Regulatory Authority has notified the Seller or any of its Subsidiaries in writing that the Gestiva Business or the Purchased Assets were or are in material violation of any Law or Required Permit or the subject of any investigation in any jurisdiction where the Gestiva Business is conducted.

              (d) No Governmental or Regulatory Authority has notified the Parent, the Seller or any of their Subsidiaries of any facts or circumstances which would lead to any suspension, loss of or material modification to any Required Permit or refusal by a Governmental or Regulatory Authority to renew or accept for filing any Required Permit on terms less advantageous, individually or in the aggregate, to the Parent, the Seller and their Subsidiaries than the terms of those Gestiva Governmental Permits currently in force.

              (e) (i)    All applications, submissions, information, claims,
reports and statistics, and other data derived therefrom, utilized as the basis for or submitted in connection with any and all requests for a Required Permit of the FDA or other Governmental or Regulatory Authority relating to the Purchased Assets, when submitted to the FDA or other Governmental or Regulatory Authority were true, complete and correct in all material respects as of the date of submission and any legally necessary or required updates, changes, corrections or modifications to such applications, submissions, information, claims, reports or statistics have been submitted to FDA and other Governmental or Regulatory Authority.

                  (ii) To the Knowledge of the Seller or its Affiliates, all pre-clinical and clinical trials conducted by the Parent, the Seller or any of their Subsidiaries with regard to Gestiva or the Purchased Assets have been conducted in material compliance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all applicable Laws promulgated by the FDA relating thereto, including without limitation the FDA Act and its applicable implementing regulations at 21 C.F.R. Parts 50, 54, 56 and 312, as amended.

                  (iii) There are no investigations, audits, actions or other proceedings of a Governmental or Regulatory Authority pending with respect to a violation by the Parent, the Seller or any of their Subsidiaries of the FDA Act or other applicable Law that would reasonably be expected to result in administrative, civil or criminal liability, and, to the Knowledge of the Seller, there are no facts or circumstances existing that would reasonably be expected to serve as a basis for such an investigation, audit, action or other proceeding, in each case with respect to Gestiva, the Purchased Assets, the Assumed Liabilities or the Gestiva Business.

                  (iv) No Governmental or Regulatory Authority has commenced or threatened in writing to initiate any action to withdraw the Gestiva Product Registrations or request the recall of Gestiva, or commenced or threatened to initiate any action to enjoin production of Gestiva at any facility, nor have the Parent, the Seller or any of their Subsidiaries received any notice to such effect and, there are no grounds for such action.

                  (v) To the Knowledge of the Seller, none of the officers of the Seller, have been disqualified or debarred by the FDA for any purpose, or have been charged with or convicted under United States federal Law for conduct relating to the development or approval or otherwise relating to the regulation of any drug product under the Generic Drug Enforcement Act of 1992, the FDA Act or any other similar Law or have made an untrue statement of a material fact to any Governmental or Regulatory Authority with respect to Gestiva (whether in any submission to such Governmental or Regulatory
Authority or otherwise), or failed to disclose a material fact required to be disclosed to any Governmental or Regulatory Authority with respect to Gestiva. Neither the Seller nor any of its Subsidiaries are the subject of any pending or threatened investigation in respect of the Seller of any of its Subsidiaries or its products, by the FDA pursuant to its "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto.

              (f) None of Parent, Seller or any of their Subsidiaries are, directly or indirectly, engaged in the research, review or development, at any stage, of any product which contains the API, including any and all dosage forms, modifications, prototypes, formulas, or strengths of the API. In addition, none of Parent, Seller nor any of their Subsidiaries is, directly or indirectly, engaged in the research, review or development of any product which is intended to treat the Gestiva indication.

                  Section 6.9 Gestiva Inventory. All of the Gestiva Inventory
                              -----------------
(i) will be as of the Transfer Date, free of any material defect or deficiency and (ii) was produced or manufactured in accordance with the specifications for Gestiva as set forth in the applicable Gestiva Product Registrations and in compliance with applicable Law. The Seller at Closing, and upon delivery of the Gestiva Inventory on the Transfer Date, as applicable, will have good and marketable title to the Gestiva Inventory free and clear of any Encumbrances. As of immediately prior to the Transfer Date, none of the Gestiva Inventory has been sold commercially and all prior human uses thereof have been subject to appropriate exemptions.

                  Section 6.10 Suppliers. All of the suppliers to the Gestiva
                              ----------
Business since January 1, 2006 and all Contracts with any such supplier currently in effect are set forth on Schedule 6.10 and Schedule 1.1(a). None
                                     -------------     ---------------
of such suppliers has given the Parent, the Seller or any of their Subsidiaries notice terminating, canceling or threatening to terminate or cancel any Contract or relationship with the Parent, the Seller or any of their Subsidiaries relating to the Gestiva Business. To the Knowledge of the Seller, such suppliers are manufacturing and otherwise operating in compliance with applicable FDA requirements with respect to the products and materials supplied to Seller.

                  Section 6.11 Absence of Certain Changes or Events.
                               ------------------------------------

              (a) Except as set forth on Schedule 6.11(a) of the Seller
                                         ----------------
Disclosure Schedule, since December 31, 2006, there has not been a Seller Material Adverse Effect.

              (b) Except as set forth in Schedule 6.11(b) of the Seller
                                         ----------------
Disclosure Schedule, since April 2, 2007 to the date of this Agreement, and to the Knowledge of the Seller during the period between December 31, 2006 and April 1, 2007, the Seller has conducted and did conduct the Gestiva Business in the Ordinary Course of Business, and the Seller has not, with respect to the Gestiva Business or any of the Purchased Assets:

                  (i) subjected any of the Purchased Assets to any Encumbrances other than Permitted Encumbrances (subject to Section 6.12(a));
                                                           ---------------

                  (ii) sold, transferred, leased, subleased, licensed, sublicensed or otherwise disposed of, to any third party, any Purchased Assets or assets used in or necessary for the conduct of the Gestiva Business;

                  (iii) entered into any Assumed Contract or accelerated, cancelled, modified or terminated any Assumed Contract except in connection with any renewal thereof in the Ordinary Course of Business;

                  (iv) surrendered, revoked or otherwise terminated any Gestiva Governmental Permits, except in connection with any renewal or reissuance thereof;

                  (v) incurred Assumed Liabilities, other than in the Ordinary Course of Business;

                  (vi) waived, released or assigned any rights, which rights, but for such waiver, release or assignment, would have been classified as Purchased Assets, other than in the Ordinary Course of Business;

                  (vii) experienced any damage, destruction or casualty loss (whether or not covered by insurance) with respect to any Purchased Asset other than as a result of ordinary wear and tear, where applicable;

                  (viii) delayed or postponed the payment of any Assumed Liability; or

                  (ix) with respect to the Purchased Assets or the Gestiva Business, made any election or change to any election in respect to Taxes, adopted or changed any accounting method in respect to Taxes, entered into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or settled or compromised on any claim, notice, audit report or assessment in respect of Taxes, consented to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, changed any annual Tax accounting period, filed any amended Tax Return, or surrendered any right to claim a Tax refund; or

                  (x) agreed, whether in writing or otherwise, to do any of the foregoing, except as expressly contemplated by this Agreement.

                  Section 6.12 Title to Assets; Sufficiency of Assets.
                               --------------------------------------

              (a) Except as set forth on Schedule 6.12(a) of the Seller
                                         ----------------
Disclosure Schedule, as of the Closing Date, the Seller has and, at the Transfer Date the Seller will deliver to Acquiror, good and valid title to or, in the case of licensed assets, a valid and binding license to the Purchased Assets free and clear of all Encumbrances (except that as of the Closing Date the Purchased Assets may have been subject to any Permitted Encumbrances). Except as set forth on Schedule 6.12(a) of the Seller Disclosure Schedule, no
                       ----------------
Subsidiary or other Affiliate of the Seller owns, beneficially or of record, or has any rights, title or interest in, to or under any Purchased Asset, and there are no employees of any Subsidiary of the Seller employed in the Gestiva Business or who perform tasks that are necessary for the operation of the Gestiva Business.

              (b) The Purchased Assets (together with the rights of the Acquiror and its Affiliates under the Related Agreements) constitute all of the assets, Contracts, Gestiva Governmental Permits , rights and services required for the continued operation of the Gestiva Business by the Acquiror as conducted by the Seller during the past twelve (12) months.

              (c) Each item of equipment which is a Purchased Asset is in good operating condition for the purposes for which it is currently being used, subject to ordinary wear and tear and is free from any material defect.

              (d) During the twelve (12) calendar month period prior to the date hereof, the Seller has not experienced any out-of-stock or back-order situation with respect to the Gestiva Business.

                  Section 6.13 Disclosure. The Seller has made available and
                               ----------
disclosed to Acquiror all material information in the possession of the Seller concerning the safety, efficacy, side effects or toxicity of Gestiva (in animals or humans), derived from any pre-clinical or clinical use, studies, investigations or tests of Gestiva (in animals or humans) conducted by

Seller in all indications for Gestiva that has been submitted to the FDA or studied by the Seller, whether or not determined to be attributed to Gestiva.

                  Section 6.14 Taxes. As of the date hereof and as of the
                               -----
Transfer Date:

              (a) To the extent that such action relates to the Purchased Assets or the Gestiva Business, (i) the Seller has, and its Affiliates have, duly and timely filed (or caused to be filed) with the appropriate taxing authorities all Tax Returns required to be filed through the date hereof, and
(ii) all such Tax Returns filed are complete and accurate in all material respects. All Taxes owed by the Seller in respect of the Gestiva Business (whether or not shown on any Tax Return) have been paid. Neither the Seller nor any of its Affiliates are currently the beneficiary of any extension of time within which to file any Tax Return with respect to the Purchased Assets or the Gestiva Business.

              (b) There are no liens for Taxes (other than for current Taxes not yet due and payable) on any of the Purchased Assets.

              (c) No deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other Governmental Authority against the Seller or its Subsidiaries with respect to the Purchased Assets or the Gestiva Business, and there are no pending or, to the Knowledge of the Seller, threatened audits, investigations, disputes or claims or other actions for or relating to any Liability for Taxes with respect to the Purchased Assets or the Gestiva Business, and there are no matters under discussion with any Governmental or Regulatory Authorities, or known to the Parent, the Seller or their Subsidiaries, with respect to Taxes that are likely to result in an additional Liability for Taxes with respect to the Purchased Assets or the Gestiva Business. The Seller has delivered or made available to Acquiror complete and accurate copies of all examination reports and statements of deficiencies assessed against or agreed to by the Parent, the Seller or their Subsidiaries since December 31, 2003 with respect to the Purchased Assets or the Gestiva Business. With respect to the Purchased Assets or the Gestiva Business, neither the Parent, the Seller nor any of their Subsidiaries have waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

              (d) There are no Tax-sharing agreements or similar arrangements (including indemnity arrangements) with respect to or involving the Purchased Assets or the Gestiva Business, and after the Transfer Date, the Purchased Assets and the Gestiva Business shall not be bound by any such Tax-sharing agreements or similar arrangements or have any Liability thereunder for amounts due in respect of periods prior to the Transfer Date.

              (e) The Parent, the Seller and their Subsidiaries have withheld and paid, and will withhold and pay prior to the Transfer Date, all Taxes concerning the Gestiva Business required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

              (f) Neither the Parent, the Seller nor any of their Subsidiaries
(i) has consented at any time under former Section 341(f)(1) of the Code to have the provisions of former Section 341(f)(2) of the Code apply to any disposition of the Purchased Assets; (ii) has acquired or owns Purchased Assets that directly or indirectly secure any debt, the interest on which is tax exempt under Section 103(a) of the Code; or (iii) has made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable foreign, state or local Tax Law.

              (g) The Seller is not a "foreign person" as defined in Section 1445(f)(3) of the Code. The transactions contemplated herein are not subject to the tax withholding provisions of Section 3406 of the Code or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

              (h) None of the Purchased Assets is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

              (i) None of the Purchased Assets is property that is required to be treated as being owned by any other Person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code or any comparable provision of state law.

                  Section 6.15 Competing Business. None of the Parent, the
                               ------------------
Seller, nor any of their Subsidiaries, are (i) with the exception of Gestiva, developing or considering engaging in the development of a pharmaceutical product for the prevention of preterm birth or (ii) in discussion with a potential acquisition target or a potential acquirer of the Parent, the Seller or any of their Subsidiaries that is, to the knowledge of the Seller, developing or considering engaging in the development of a pharmaceutical product for the prevention of preterm birth.

                  Section 6.16 Unlawful Payments. None of the Parent, the
                               -----------------
Seller, nor any of their Subsidiaries, or to the Knowledge of the Seller, any officer, director, employee, agent, Affiliate, representative of the Parent, the Seller or any of their Subsidiaries has made, directly or indirectly, any bribe or kickback, illegal political contribution, payment from corporate funds which was incorrectly recorded on the books and records of the Parent, the Seller or any of their Subsidiaries, unlawful payment from corporate funds to governmental or municipal officials in their individual capacities for the purpose of affecting their action or the actions of the jurisdiction which they represent to obtain favorable treatment in securing business or licenses or to obtain special concessions of any kind whatsoever, or illegal payment from corporate funds to obtain or retain any business.

                  Section 6.17 Brokers. The Acquiror has no, and will have no,
                               -------
obligation to pay any brokers (including real estate brokers), finders, investment bankers, financial advisors or similar fees in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of the Parent, the Seller or any of their Subsidiaries.

                                 ARTICLE VII.

                REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

                  Subject to the such exceptions as are disclosed in the disclosure schedule supplied by the Acquiror to the Seller dated as of the date hereof (the "ACQUIROR DISCLOSURE SCHEDULE"), which Acquiror Disclosure
Schedule identifies the Section (or, if applicable, subsection) to which such exception relates (provided, however, that such disclosure shall also apply to particular matters represented or warranted in other Sections and subsections to the extent that it is readily apparent from the text of such disclosure), the Acquiror represents and warrants to the Seller as follows:

                  Section 7.1 Corporate Organization. The Acquiror is duly
                              ----------------------
incorporated, validly existing and, where applicable, in good standing under the laws of Delaware and has all requisite power and authority to own its assets and carry on its business as currently conducted by it. The Acquiror is duly authorized to conduct its business and is in good standing in each jurisdiction where such qualification is required, except where the failure to be so qualified or in good standing would not be reasonably expected to have an Acquiror Material Adverse Effect. The Charter Documents of the Acquiror are effective under the applicable Laws and are current, correct and complete.

                  Section 7.2 Authority of the Acquiror. The Acquiror has all
                              -------------------------
necessary power and authority and has taken all corporate actions necessary to enter into this Agreement and to carry out the transactions contemplated hereby. The board of directors of the Acquiror has taken all action required by Law and its Charter Documents to authorize the execution and delivery by the Acquiror of this Agreement and the Related Agreements to which the Acquiror is or will be a party and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by the Acquiror and, when executed and delivered by the Seller, will constitute a legal, valid and binding obligation of the Acquiror enforceable against it in accordance with its terms. When executed and delivered by the Acquiror, each Related Agreement to which the Acquiror is or will be a party will constitute a legal, valid and binding obligation of the Acquiror enforceable against it in accordance with its terms. Notwithstanding the matters set forth in this Section 7.2, the enforceability of this
                              -----------
Agreement and the Related Agreements may be limited by principles of public policy and the rules of law governing specific performance, injunctive relief, other equitable remedies, or bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

                  Section 7.3 Non-Contravention. The execution and delivery by
                              -----------------
the Acquiror of this Agreement and each of the Related Agreements does not, and the performance by it of its obligations under this Agreement and each of the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not:

              (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Charter Documents of the Acquiror;

              (b) assuming the receipt of all consents, waivers, approvals, Orders or authorizations of Governmental and Regulatory Authorities required to be obtained by the Acquiror and the making of all registrations, declarations or filings with Governmental and Regulatory Authorities required to be made by the Acquiror, conflict with or result in a violation or breach of any term or provision of any Law applicable to the Acquiror; or

              (c) conflict with or result in a Default under any Contract to which the Acquiror is a party or by which the Acquiror or any of its assets is bound.

                  Section 7.4 Litigation. There are no Actions or Proceedings
                              ----------
pending, or to the Knowledge of the Acquiror, threatened, against Acquiror in connection with (i) this Agreement or any Related Agreement or (ii) the transactions contemplated by this Agreement. The Acquiror is not subject to any Order that could reasonably be expected to result in an Acquiror Material Adverse Effect.

                  Section 7.5 Brokers. The Seller has no, and will have no,
                              -------
obligation to pay any brokers, finders, investment bankers, financial advisors or similar fees in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of the Acquiror or any of its Affiliates.


                                 ARTICLE VIII.

                           COVENANTS OF THE PARTIES

                  Section 8.1 Operation of the Gestiva Business.
                              ---------------------------------

              (a) Between the date of this Agreement and the Transfer Date, except as expressly permitted by this Agreement, or as otherwise directed in writing by the Acquiror, the Seller shall conduct the Gestiva Business only in the Ordinary Course of Business in substantially the same manner as previously conducted (including with respect to research and development efforts, manufacturing and capital expenditures) (it being acknowledged that after the Closing Date the Acquiror will be solely responsible for, and the Seller will reasonably cooperate with the Acquiror in, conducting all marketing and promotional activities with respect to the Gestiva Business prior to the Transfer Date; provided, that neither the Seller nor Parent, nor any of their respective Subsidiaries, shall be obligated to provide the Acquiror access to any employee for such purposes other than Robb Hesley), and use its commercially reasonable efforts to keep intact the Purchased Assets, and preserve the relationships of the Seller with customers, suppliers, licensors, licensees, distributors, regulatory authorities and other Persons, in each case, who are material to the Gestiva Business. Without limiting the generality of the foregoing, from the date of this Agreement to the Transfer Date, the Seller shall:

                  (i) use its commercially reasonable efforts to keep available the services of the current employees and consultants in the Gestiva Business;

                  (ii) confer with the Acquiror, where reasonably practicable, prior to implementing material operational decisions relating to the Gestiva Business;

                  (iii) keep in full force and effect, without amendment (except in connection with any renewal thereof in the Ordinary Course of Business), all material rights relating to the Purchased Assets and the Gestiva Business;

                  (iv) comply in all material respects with all requirements of Law and contractual obligations, in each case applicable to the Purchased Assets and operation of the Gestiva Business;

                  (v)    maintain all Gestiva Books and Records;

                  (vi) maintain the Purchased Assets in good operating order and condition, reasonable wear and tear excepted;

                  (vii) not waive, release or assign any rights, which rights, but for such waiver, release or assignment, would have been classified as Purchased Assets;

                  (viii) not fail to maintain its existing insurance coverage to the extent relating to the Gestiva Business in all material respects in effect as of the date hereof; and

                  (ix) upon any damage, destruction or loss of any material Purchased Asset, apply any and all insurance proceeds received with respect thereto to the prompt repair, replacement and restoration thereof to the condition of such Purchased Asset before such event or, if required, to such other (better) condition as may be required by applicable Law.

              (b) Without limiting the generality of the lead-in paragraph of
Section 8.1(a), and except as set forth in Schedule 8.1(b) of the Seller
--------------                             ---------------
Disclosure Schedule or as otherwise expressly permitted by the terms of this Agreement, from the date of this Agreement to the Transfer Date, without the prior written consent of the Acquiror (which shall not be unreasonably withheld), the Seller shall not:

                  (i) Without the prior approval of the Joint Integration Committee, (A) incur or obligate itself to incur any liability in excess of $25,000 unless such liability is set forth on the budget set forth as Schedule
                                                                      --------
1.1(g) hereto, which budget may be amended from time to time upon the mutual
------
written consent of the parties hereto or (B) make any non-monetary decision that could reasonably be expected to result in a significant economic adverse impact on the Gestiva Business following the Closing Date;

                  (ii) subject any Purchased Assets to any Encumbrances other than a Permitted Encumbrance;

                  (iii) sell, transfer, lease, sublease, license or otherwise dispose of or grant any option or rights in, to or under any Purchased Assets;

                  (iv) enter into any Contract that would have been required to be set forth on Schedule 1.1(a) of the Seller Disclosure Schedule if such
                   ---------------
Contract had existed as of the date hereof, or terminate, extend or amend any Assumed Contract set forth in Schedule 1.1(a) of the Seller Disclosure
                              ---------------
Schedule;

                  (v) abandon or terminate any clinical trials relating to Gestiva (other than for safety concerns or in accordance with the terms of existing agreements with respect to such clinical trials) or terminate, withhold or delay the Seller's support of clinical trials sponsored by clinical investigators with respect to Gestiva;

                  (vi) commence, sponsor or commit to participate in any clinical trials or investigator sponsored trials with respect to Gestiva or provide any clinical grants with respect to Gestiva;

                  (vii) abandon any patents or patent filings or any litigation seeking to enforce the Seller's interest in any Gestiva Intellectual Property used, or contemplated to be used, in the conduct of the Gestiva Business;

                  (viii) take any action that would, or that could reasonably be expected to, result in any of the conditions to the purchase and sale of the Purchased Assets set forth in ARTICLE X not being satisfied;
                                  ---------

                  (ix) to the extent that doing so would relate to the Purchased Assets or the Gestiva Business, make any election or change to any election in respect to Taxes, adopt or change any accounting method in respect to Taxes, enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement, settle or compromise on any claim, notice, audit report or assessment in respect of Taxes, consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, change any annual Tax accounting period, file any amended Tax Return, or surrender any right to claim a Tax refund; or

                  (x) agree, whether in writing or otherwise, to do any of the foregoing set forth in clauses (i) through (ix) above.

                  Section 8.2 Reasonable Efforts.
                              ------------------

              (a) Subject to Section 8.2(b), and following the date hereof,
                             --------------
each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all action, or to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement and the Related Agreements and to cause the conditions to the obligations of the other party hereto to consummate the transactions contemplated hereby to be satisfied at the Closing and as of the Transfer Date as provided herein, including obtaining all consents and approvals of all Persons and Governmental or Regulatory Authorities and removing any injunctions or other Encumbrances on the Purchased Assets, impairments or delays the obtaining or removal of which are necessary, proper or advisable to the consummation of the transactions contemplated by this Agreement and the Related Agreements. The parties hereto shall cooperate with each other in connection with the taking of all actions referenced in the preceding sentence, including providing (i) such reasonable assistance as the other party may request in connection with its preparation of any required filings or submissions and (ii) copies of all such filings and submissions to the non-filing party and its advisors prior to filing or submission and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. The Seller and the Acquiror shall have the right to review in advance, and, to the extent practicable, each shall consult the other on, all the information relating to the Seller or the Acquiror, as the case may be, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the transactions contemplated by this Agreement (including any filing contemplated by this Section 8.2(a)). The Seller and the Acquiror may,
                            --------------
as each deems reasonably advisable and necessary, designate any competitively sensitive information provided to the other under this section as "outside counsel only." Such information shall be given only to outside counsel of the recipient. In addition, the Seller and the Acquiror may redact any information from such documents shared with the other party or its counsel that is not pertinent to the subject matter of the filing or submission or pertaining to the transactions contemplated by this Agreement.

              (b) The Acquiror and the Seller shall each: (i) promptly take all actions necessary to make the filing required of such party or any of its Affiliates under the HSR Act within five (5) Business Days after the date hereof, (ii) comply at the earliest practicable date with any request for additional information or documentary material received by such party or any of its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (iii) cooperate with the other party in connection with any filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated under this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general. Each of the Seller, on one hand, and the Acquiror, on the other hand, shall be responsible for its own legal fees for preparing its portion of the HSR Act filings. For the avoidance of doubt, the Acquiror and the Seller shall share equally any required filing fees under the HSR Act.

              (c) In furtherance and not in limitation of the other covenants of the parties contained herein, each party shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted with respect to the consummation of the transactions contemplated hereby under any antitrust Law. If any administrative, judicial or legislative Action or Proceeding is instituted (or threatened to be instituted) challenging the sale and purchase of any of the Purchased Assets or any other transaction as violative of any antitrust Law, each party shall cooperate and use commercially reasonable efforts to contest and resist any such Action or Proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other Order that is in effect and that restricts, prevents or prohibits consummation at the Closing of the sale and purchase of the Purchased Assets or any other transaction contemplated under this Agreement; provided, however, that nothing in this Agreement shall require the Acquiror or its Subsidiaries to commit to any divestitures, licenses or hold separate or similar arrangements with respect to its assets, the Purchased Assets or the Assumed Liabilities or otherwise agree to any limitation on conduct of business arrangements (including the Gestiva Business), whether as a condition to obtaining any approval from a Governmental and Regulatory Authority or any other Person for any other reason.

              (d) Each party shall promptly inform the other parties of any material communication received by such party from the Federal Trade Commission or the Antitrust Division of the Department of Justice regarding any of the transactions contemplated under this Agreement. Each party shall advise the other party promptly of any understandings, undertakings or agreements that such party proposes to make or enter into with the Federal Trade Commission or the Antitrust Division of the Department of Justice in connection with the transactions contemplated under this Agreement.

              (e) The Seller shall, (i) to the extent practicable include the Acquiror in any substantive discussions with the FDA regarding any Gestiva Product Registration, (ii) if reasonably requested by the Acquiror, upon reasonable notice, attend meetings or conference calls involving the Acquiror or one of its Subsidiaries and the FDA related to any of the foregoing and
(iii) cooperate with Acquiror by submitting the FDA transfer letters, substantially in the form of Exhibit D hereto (the "FDA TRANSFER LETTERS") to
                             ---------
the FDA on the Transfer Date or sooner pursuant to the provision set forth in
Section 8.5(b), in order to have the FDA transfer all Gestiva Product
--------------
Registrations to one of Acquiror's Subsidiaries or to Acquiror at such time as requested by the Acquiror. Notwithstanding the foregoing, without the prior written approval of the Seller, which shall not be unreasonably withheld, the Acquiror shall not directly initiate correspondence with or meet with the FDA regarding Gestiva, the Gestiva Product Registration or any matter relating to the Gestiva Business.

              (f) Notwithstanding anything in this Agreement to the contrary, the Acquiror shall not be required to expend money, commence any litigation or offer or grant any accommodation (financial or otherwise) to any third party in connection with obtaining any consent, substitution, approval or amendment required to be obtained by the Seller in order to assign or transfer any Purchased Asset to the Acquiror. In the event any such consent, substitution, approval or amendment is not obtained prior to the Transfer Date, the Seller shall continue to use commercially reasonable best efforts to obtain such consent, waiver or approval after the Transfer Date.

                  Section 8.3 Access; Confidentiality.
                              -----------------------

              (a) From the date hereof until the Transfer Date, the Seller shall permit the Acquiror and its representatives to have reasonable access, during regular business hours and upon reasonable advance notice, to all the personnel, properties, Contracts relating to Gestiva, the Purchased Assets or the Assumed Liabilities, Tax Returns, the Gestiva Books and Records, the Assumed Liabilities or the Gestiva Business, and the Seller shall furnish promptly to the Acquiror such information in the Seller's possession concerning the Purchased Assets, the Assumed Liabilities or the Gestiva Business as the Acquiror may reasonably request; provided, however, that any such access shall be conducted in a manner as not to unreasonably interfere with the operation of the Gestiva Business. The Seller shall instruct its respective employees, counsel and financial advisors to provide reasonable cooperation to the Acquiror in its investigation of the Gestiva Business.

              (b) From and after the Closing, the Seller shall implement procedures to keep confidential, and cause its officers, directors, employees, representatives, agents and advisors to keep confidential, all information relating to the Purchased Assets, Assumed Liabilities and Gestiva Business, except as required by Law and except for information which was in the public domain or was publicly known prior to the Closing or which becomes generally available to the public after the Closing Date other than as a result of a disclosure by the Seller or its officers, directors, employees, representatives, agents and advisors. The Seller shall not disseminate any such information other than to those employees of the Seller who have a business need to access such information (i) in connection with the preparation of the Seller's accounting records, (ii) in connection with the preparation of any Tax Returns or with any Tax audits or (iii) in connection with any suit, claim, action, proceeding or investigation relating to the Purchased Assets, the Assumed Liabilities or the Gestiva Business. The Seller shall not use or cause or permit its officers, directors, employees, representatives and advisors to use any such information after the Closing for any purpose whatsoever, other than in implementation of this Agreement. Effective upon Closing, upon written request of the Acquiror, from time to time, the Seller shall (at the Acquiror's sole cost and expense) use reasonable efforts to enforce the Seller's rights with respect to the use and maintenance of confidential information relating to the Gestiva Business under all confidentiality agreements between the Seller and any other third party. The Seller shall not waive or release its rights under such confidentiality agreements with respect to the use and maintenance of such confidential information with respect to the Gestiva Business.

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

              (c) Between the date hereof and the Transfer Date, information disclosed to the Acquiror pursuant to this Agreement (including in the Seller Disclosure Schedule) shall be held as Confidential Information (as defined in the Confidentiality Agreement) and shall be subject to the Confidentiality Agreement.

              (d) Following the Transfer Date, for so long as such information is retained by the Seller (which shall be for a period of at least five (5) years), the Seller shall permit the Acquiror and its authorized representatives to have reasonable access and duplicating rights during normal business hours, upon reasonable prior notice, to the Seller and its books, records and personnel solely to the extent relating to the Purchased Assets, the Assumed Liabilities or the Gestiva Business, to the extent such access may reasonably be required: (i) in connection with the preparation of the Acquiror's accounting records or with any audits thereof, (ii) in connection with any suit, claim, action, proceeding or investigation relating to the Purchased Assets, the Assumed Liabilities or the Gestiva Business or (iii) in connection with any required regulatory filing relating to the Purchased Assets, the Assumed Liabilities or the Gestiva Business; provided that the Acquiror shall reimburse the Seller promptly for all reasonable and necessary out-of-pocket costs and expenses incurred by the Seller in connection with any such request. Notwithstanding the foregoing, the Seller need not disclose to the Acquiror any information: (i) relating to pricing or other matters that are highly sensitive if (I) providing such portions of documents or information, in the good faith opinion of the Seller's counsel, would reasonably be expected to result in a violation of antitrust laws and (II) the Seller designates such information as "outside counsel and retained experts only" and discloses such information to Acquiror's outside counsel and retained experts; or (ii) which the Seller is prohibited from disclosing by applicable Law. If any material is withheld by the Seller pursuant to the immediately preceding sentence, the Seller shall inform the Acquiror as to the general nature of what is being withheld. The Seller may redact such portions of such books and records that do not relate to the Purchased Assets, the Assumed Liabilities or the Gestiva Business.

              (e) Following the Transfer Date, for so long as such information is retained by Acquiror (which shall be for a period of at least five (5) years), the Acquiror shall permit the Seller and its authorized representatives to have reasonable access and duplicating rights during normal business hours, upon reasonable prior notice, to the Acquiror and the Gestiva Books and Records and the employees of the Acquiror or its Subsidiaries, to the extent that such access may reasonably be required: (i) in connection with the preparation of the Seller's accounting records or with any audits thereof,
(ii) in connection with any suit, claim, action, proceeding or investigation with an adverse third party relating to the Purchased Assets, the Assumed Liabilities or the Gestiva Business or (iii) in connection with any required regulatory filing relating to the Purchased Assets the Assumed Liabilities or the Gestiva Business; provided that the Seller shall reimburse the Acquiror promptly for all reasonable and necessary out-of-pocket costs and expenses incurred by the Acquiror in connection with any such request. Notwithstanding the foregoing, the Acquiror need not disclose to the Seller any information:
(A) relating to pricing or other matters that are highly sensitive if (I) providing such portions of documents or information, in the opinion of the Acquiror's counsel, might reasonably result in a violation of antitrust laws and (II) the Acquiror designates such information as "outside counsel and retained experts only" and discloses such information to the Seller's outside counsel and retained experts or (B) which the Acquiror is prohibited from disclosing by applicable Law. If any material is withheld by the Acquiror pursuant to the immediately preceding sentence, the

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

Acquiror shall inform the Seller as to the general nature of what is being withheld. The Acquiror may redact such portions of such Gestiva Books and Records that do not relate to the Purchased Assets, the Assumed Liabilities or the Gestiva Business.

                  Section 8.4 Public Announcements; Confidentiality. Except as
                              -------------------------------------
otherwise required by applicable Law or applicable stock exchange requirements, prior to the Transfer Date, neither the Acquiror nor the Seller shall, and each of them shall cause their respective Affiliates, representatives and agents not to, issue or cause the publication of any press release or public announcement with respect to the transactions contemplated by this Agreement without the express prior written approval of the other party, which approval shall not be unreasonably withheld or delayed; provided, that after the Seller or the Acquiror has issued a press release announcing the execution of this Agreement (the "INITIAL PRESS RELEASE") each of the Seller and the Acquiror may make any public statement in response to questions by the press, analysts, investors or those attending industry conferences or financial analyst calls, or issue press releases, so long as any such public statement or press release is not inconsistent with prior public disclosures, press releases or public statements approved by the other party pursuant to this Section 8.4 and which do not reveal non-public information about the
     -----------
other party. The parties acknowledge that the Acquiror intends to disclose certain financial projections regarding Gestiva with its Initial Press Release.

                  Section 8.5 Regulatory Matters.
                              ------------------

              (a) Until the Gestiva NDA Approval Date, the Seller shall control the prosecution of the Gestiva NDA before the FDA as described in this
Section 8.5. Unless and until the Acquiror notifies the Seller otherwise in
-----------
accordance with Section 8.5(b), the Seller shall use its commercially
                --------------
reasonable efforts, at its expense, subject to the reimbursement provisions of
Section 4.2(c), to obtain Gestiva NDA Approval as soon as practicable. In
--------------
connection therewith, the Seller shall continue to be the party of record with respect to the Gestiva NDA and, following the Closing, shall keep the Acquiror fully informed with respect to the prosecution of the Gestiva NDA and (i) promptly provide to the Acquiror or its designee any material written correspondence from the FDA with respect thereto and (ii) no later than two
(2) Business Days prior to the submission thereof provide to the Acquiror or its designee any proposed written correspondence to the FDA with respect thereto, including copies of any and all underlying data to accompany any such correspondence. Following the Closing, the Seller shall consider in good faith any comments of the Acquiror or its designee with respect to such correspondence and including any reasonable comments proposed by the Acquiror provided, however, that the Seller shall have the right to determine the final form of any such correspondence, provided such determination is made in good faith. Following the Closing, the Seller shall also notify the Acquiror of any pre-scheduled meetings during which the Seller reasonably expects to discuss matters material to the Gestiva NDA (including any pre-scheduled telephonic discussions during which the Seller reasonably expects to discuss matters material to the Gestiva NDA) with the FDA, and the Acquiror or its designee shall have the right to participate in such meetings and any internal pre-meetings with respect thereto. Following the Closing until the Gestiva NDA Approval Date, the Seller shall use any and all Purchased Assets solely and to the extent necessary for carrying out the Seller's right hereunder to prosecute the Gestiva NDA and obtain the Gestiva NDA Approval. Without limiting any other obligation of the Acquiror under this Agreement, the Acquiror shall cooperate with the Seller in the Seller's efforts to obtain Gestiva

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

NDA Approval, including providing to the Seller all relevant data, information and material reasonably requested by the Seller which the Seller shall not disclose to any third Person or use except solely and to the extent necessary for prosecuting the Gestiva NDA and obtaining the Gestiva NDA Approval.

              (b) Prior to Gestiva NDA Approval, upon the mutual consent of the Seller and the Acquiror following discussion between the parties, the Seller shall promptly assign to the Acquiror the Gestiva NDA and all related files, which assignment shall be effected by the Seller submitting the FDA Transfer Letters to the FDA. The Seller shall cooperate with Acquiror in obtaining the assignment and shall take all actions reasonably requested by Acquiror necessary, proper or advisable to effectuate the assignment. Thereafter, the Acquiror shall (i) be the party of record with respect to the Gestiva NDA and (ii) use commercially reasonable efforts, at its expense, to obtain Gestiva NDA Approval as soon as practicable. In connection therewith, the Acquiror shall keep the Seller reasonably informed with respect to the prosecution of the Gestiva NDA and consider in good faith the Seller's comments with respect thereto and include any reasonable comments proposed by the Seller. Without limiting any other obligation of the Seller under this Agreement, the Seller shall cooperate with the Acquiror in the Acquiror's efforts to obtain the Gestiva NDA Approval, including providing to the Acquiror all relevant data, information and material reasonably requested by the Acquiror which the Acquiror shall not disclose to any third Person or use except solely and to the extent necessary for prosecuting the Gestiva NDA and obtaining the Gestiva NDA Approval. The Seller agrees and acknowledges that, following the Closing, the Acquiror shall have the right to use any and all materials of Seller, whether or not such materials are Purchased Assets, solely and to the extent necessary for carrying out the Acquiror's right hereunder to prosecute the Gestiva NDA and obtain the Gestiva NDA Approval if the Seller and Acquiror consent to the assignment of the Gestiva FDA Submissions as provided in this Section 8.5(b). In the event that the parties
                                --------------
transfer the Gestiva NDA to the Acquiror pursuant to this Section 8.5(b), the
                                                          --------------
parties shall concurrently execute and deliver the Transition Services
Agreement.

              (c) Unless previously assigned to the Acquiror pursuant to
Section 8.5(b), on the Transfer Date, the Seller shall transfer and assign to
--------------
the Acquiror (A) the Gestiva FDA Submissions (including all associated rights) together with (B) all files related thereto. Thereafter, the Acquiror shall have all rights and responsibilities with respect to such Gestiva FDA Submissions. The foregoing transfer and assignment shall be effected by the Seller submitting the FDA Transfer Letters to the FDA.

              (d) From and after the transfer by the Seller to the Acquiror of each Gestiva Product Registration held by the Seller or any of its Subsidiaries pursuant to the terms hereof, except as required by applicable Law, the Acquiror shall be solely responsible and liable for (i) taking all actions, paying all fees and conducting all communication with the appropriate Governmental or Regulatory Authority required by Law in respect of such Gestiva Product Registration, including preparing and filing all reports (including adverse drug experience reports) and responding to and answering all questions and complaints requested by the appropriate Governmental or Regulatory Authority, (ii) taking all actions and conducting all communication with third parties in respect of Gestiva manufactured, tested, used or distributed pursuant to such Gestiva Product Registration (whether manufactured, tested, used or distributed before or after transfer of such Gestiva Product Registration), including responding to all complaints in respect thereof, including complaints related to tampering or contamination, and (iii) investigating all complaints and adverse drug experiences in respect of Gestiva manufactured, tested, used or distributed pursuant to such Gestiva Product Registration (whether manufactured, tested, used or distributed before or after transfer of such Gestiva Product Registration, as set forth in
Section 8.5(e) below). It is understood and agreed that Seller shall be responsible for all foregoing obligations listed in this Section 8.5(d) prior to the transfer of the Gestiva Product Registrations and shall use commercially reasonable efforts to timely and appropriately fulfill such obligations.

              (e) From and after the transfer of the Gestiva FDA Submissions, the Acquiror shall be responsible for the investigation, analysis and reporting to the FDA of any adverse experience report or complaint in connection with the Product received by either the Acquiror or the Seller from any source (including any patient, health care professional or other customer of the Gestiva Business), regardless of whether the Product involved in any such adverse experience report or complaint was manufactured, tested, used or distributed by the Seller or Acquiror. The Seller shall use its commercially reasonable efforts to report to the Acquiror any adverse experience report or complaint received by the Seller relating to the Product after the Closing within four (4) business days and in no event later than four (4) Business Days, after receipt of such adverse experience report or complaint by the Seller. The Seller shall reasonably cooperate with the Acquiror in connection with the investigation and analysis of all adverse experience reports or complaints that relate to the period before the date of the assignment of the Gestiva FDA Submissions. It is understood and agreed that the Seller shall be responsible for all foregoing obligations listed in this Section 8.5(e) prior
                                                         --------------
to the transfer of the Gestiva FDA Submissions and shall use commercially reasonable efforts to timely and appropriately fulfill such obligations.

                  Section 8.6 Covenant Not to Compete.
                              -----------------------

              (a) The Parent and Seller understand that Acquiror shall be entitled to protect and preserve the going concern value of the Gestiva Business following the Closing to the extent permitted by Law and that the Acquiror would not have entered into this Agreement absent the provisions of this Section 8.6 and, therefore, for the period from the date hereof until
     -----------
seven (7) years following the Closing Date with respect to a 17-P Competing Product and ten (10) years following the Closing Date with respect to a Preterm Delivery Competing Product (the "APPLICABLE PERIOD"), neither the Parent nor Seller, nor any of their Subsidiaries, nor their respective successors or assigns, nor, any of its or their respective Affiliates (which term, for purposes of this Section 8.6, shall not be deemed to include
                           -----------
stockholders of Parent in such capacity), shall directly or indirectly, engage, license or assist another to engage in the research, marketing, manufacturing, distribution or sale of any Competing Product anywhere in the Restricted Territory. As used herein, a "17-P COMPETING PRODUCT" means any product that contains 17 alpha-hydroxyprogesterone caproate or any other form of progesterone; a "PRETERM DELIVERY COMPETING PRODUCT" means any product that contains 17 alpha-hydroxyprogesterone caproate, or any other form of progesterone, and that is marketed, promoted, or sold for the prevention of preterm delivery and a "COMPETING PRODUCT" means any 17-P Competing Product and any Preterm Delivery Competing Product.

              (b) If a court determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable Law, including with respect to time or space, the court is hereby requested and authorized by the parties to revise the foregoing restriction to include the maximum restrictions allowable under applicable Law. Each of the parties acknowledges, however, that this Section 8.6 has been negotiated by the
                                 -----------
parties and that the Restricted Territory and the Applicable Period are reasonable in light of the circumstances pertaining to the parties.

              (c) Notwithstanding any other provision of this Agreement, it is understood and agreed that the remedy of indemnity payments pursuant to
ARTICLE XI and other remedies at law would be inadequate in the case of any
----------
breach of the covenants contained in Section 8.6, and, accordingly, the
                                     -----------
Acquiror shall be entitled to equitable relief, including the remedy of specific performance, with respect to any breach or attempted breach of such covenants.

              (d) Notwithstanding the foregoing, if the Parent or the Seller or any of their Subsidiaries signs a definitive agreement with respect to a merger or acquisition pursuant to which the Parent or the Seller or any of their Subsidiaries would acquire rights (other than residual financial rights) in a Competing Product at any time during the Applicable Period relating to such Competing Product, then the Parent or the Seller or their Affiliates or Subsidiaries, as applicable, shall have six (6) months from the closing of such definitive agreement to divest itself of such rights in the Competing Product and, during such six (6) month period, the manufacture, developing, marketing, distributing, and/or sale of such Competing Product shall not be in violation of this Section 8.6. In the case of divestiture under the preceding
                  -----------
sentence, such divestiture can occur by either (x) an outright sale of all rights in the Competing Product to a third party or (y) an out-license to an unaffiliated third party of the right to make, have made, use, sell, offer for sale and import such Competing Product; provided, however, that the Parent and the Seller and their Subsidiaries may only retain residual financial rights to such Competing Product and must not exercise or have the ability to exercise any role or influence in any manner over the performance of any clinical trials with respect to such Competing Product, or the sale, offering for sale or other promotion of such Competing Product. The Parent or Seller shall provide Acquiror with reasonable advance notice of any such sale contemplated by this Section 8.6(d) and an opportunity to bid on the divested asset.

              (e) If solely due to the fault of the Acquiror, the parties have not given effect to the Transfer Date within five (5) Business Days following the satisfaction or waiver of the conditions set forth in Article X, and the
                                                          ---------
Seller has demonstrated to the reasonable satisfaction of the Acquiror that it is fully prepared to consummate the transactions and matters to be consummated on the Transfer Date, including (i) transferring to the Acquiror the Gestiva FDA Submissions and all rights associated therewith pursuant to Section 8.5,
                                                                -----------
(ii) executing and delivering the Related Agreements and other documents and materials to be delivered on the Transfer Date, and (iii) delivering to the Acquiror the Initial Gestiva Inventory, the provisions of this Section 8.6
                                                               -----------
shall cease to apply until such time as the Acquiror has made the deliveries required by Section 5.4(b), including the Additional Purchase Price Amount.
            --------------

              (f) For the avoidance of doubt, if any Person acquires Control of the Parent, whether by stock purchase, merger, consolidation or other business combination, the provision of this Section 8.6 shall not apply to
                                            -----------
such acquiror or its Affiliates if such Competing Product is researched, marketed, manufactured, distributed or sold without, directly or indirectly, the assistance of, the resources of, the employees of, or assets of Parent, the Seller and their Subsidiaries in existence immediately prior to such acquisition; provided, however, notwithstanding this Section 8.6(f), the restrictions set forth in this Section 8.6 shall continue to
                               -----------
apply to the Parent, the Seller and their Subsidiaries following such transaction.

                  Section 8.7 Further Assurances.
                              ------------------

              (a) On and after the Transfer Date, the Seller shall from time to time, at the reasonable request of the Acquiror, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further conveyances, notices and assumptions and such other instruments, and take such other actions as the Acquiror may reasonably request, in order to more effectively consummate the transactions contemplated hereby and to transfer fully to the Acquiror good and marketable title to the Purchased Assets and all of the titles, rights, interests, remedies, powers and privileges intended to be conveyed under this Agreement and the Related Agreements (including assistance in the collection or reduction to possession of any of the Purchased Assets).

              (b) On and after the Transfer Date, the Acquiror shall from time to time, at the reasonable request of the Seller, take such actions as the Seller may reasonably request, in order to more effectively consummate the transactions contemplated hereby, including the Acquiror's assumption of the Assumed Liabilities and to conduct the Gestiva Business as contemplated by this Agreement and the Related Agreements.

                  Section 8.8 No Solicitation. From the date of this Agreement
                              ---------------
until the earlier to occur of (i) the Transfer Date or (ii) the termination of this Agreement in accordance with ARTICLE XII (the "NO-SHOP PERIOD"), the
                                  -----------
Seller shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly, (I) solicit, initiate or encourage any Other Bid (as defined below), (II) enter into any agreement with respect to any Other Bid or (III) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Other Bid. In the event that the Seller (or any of its Subsidiaries) receives any Other Bid, the Seller shall promptly advise the Acquiror of such proposal. As used in this Section 8.8, "OTHER BID" means any proposal for a sale, spin-off or other disposition or similar transaction involving the Gestiva Business or any of the Purchased Assets, other than the transactions contemplated by this Agreement. For the avoidance of doubt, "OTHER BID" shall not mean any proposal relating to any merger, consolidation, business combination or similar transaction involving twenty five percent (25%) or more of the total outstanding voting equity securities of the Parent.

                  Section 8.9 Insurance. In the event that prior to the
                              ---------
Transfer Date any Purchased Asset suffers any damage, destruction or other loss as a result of a casualty event, the Seller shall, after the Transfer Date, (i) promptly pay to the Acquiror all insurance proceeds received by the Seller with respect to such damage, destruction or other loss, less any proceeds applied to the physical restoration of such asset, and (ii) assign to the Acquiror all rights of the Seller against third parties (other than against its insurance carriers) with respect to any causes of action, whether or not litigation has commenced as of the Transfer Date, in connection with such damage, destruction or other loss; provided, however, that the proceeds of such insurance shall be subject to (and recovery thereon shall be reduced by the amount of) any applicable

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

deductibles and co-payment provisions or any payment or reimbursement obligations of the Seller in respect thereof.

                  Section 8.10 Tax Matters.
                               -----------

              (a) Books & Records; Cooperation. The Acquiror, on one hand, and
                  ----------------------------
the Seller, on the other hand, agree to furnish or cause to be furnished to the other, upon request, as promptly as practicable, such information and assistance relating to the Purchased Assets or the Gestiva Business, including, without limitation, access to books and records, as is reasonably necessary for the filing of all Tax Returns by the Acquiror or the Seller, the making of any election relating to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Taxes. The Seller shall retain all books and records with respect to Taxes pertaining to the Purchased Assets or the Gestiva Business, for a period of at least six (6) years following the Transfer Date. At the end of such period, the Seller shall provide the Acquiror with at least ten (10) days prior written notice before transferring, destroying or discarding any such books and records, during which period the Acquiror can elect to take possession, at its own expense, of such books and records. The Acquiror, on one hand, and the Seller, on the other hand, shall cooperate fully with the other in the conduct of any audit, litigation or other proceeding relating to Taxes involving the Purchased Assets or the Gestiva Business. The Acquiror, on one hand, and the Seller, on the other hand, further agree, upon request, to use their commercially reasonable efforts prior to the Transfer Date, and for a period of three (3) years following the Transfer Date, to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby). Any information obtained pursuant to this Section 8.10(a) shall be kept strictly
                                      ---------------
confidential, except as may be otherwise necessary in connection with the filing of Tax Returns, claims for a Tax refund or in conducting any audit, examination or other proceeding in respect of Taxes.

              (b) Allocation of Taxes. Except as otherwise provided in Section
                  -------------------                                  -------
4.4 hereof relating to Transfer Taxes, the Seller shall be responsible for and
---
shall promptly pay when due all Taxes levied with respect to the Purchased Assets or the Gestiva Business attributable to the Pre-Transfer Tax Period. All Taxes levied with respect to the Purchased Assets or the Gestiva Business for the Straddle Period shall be apportioned between the Pre-Transfer Tax Period and the Post-Transfer Tax Period, as follows:

                  (i) in the case of any Taxes other than Taxes based upon or related to income or receipts, the portion allocable to the Pre-Transfer Tax Period shall be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Transfer Date and the denominator of which is the number of days in the entire Straddle Period, and

                  (ii) in the case of any Tax based upon or related to income or receipts, the portion allocable to the Pre-Transfer Tax Period shall be deemed equal to the amount which would be payable if the relevant Straddle Period ended on the Transfer Date.

Upon receipt of any bill for such Taxes relating to the Purchased Assets or the Gestiva Business, the Acquiror, on one hand, and the Seller, on the other hand, shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 8.10 together with
                                                   ------------
such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within ten (10) days after delivery of such statement. In the event that the Acquiror or the Seller shall make any payment for which it is entitled to reimbursement under this Section 8.10, the applicable party shall make such
                         ------------
reimbursement promptly but in no event later than ten (10) days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement.

              (c) Notices. The Seller shall promptly notify the Acquiror in
                  -------
writing upon its receipt of notice of any pending or threatened federal, state, local or foreign Tax audits or assessments relating to the income, properties or operations of Seller that reasonably may be expected to relate to the Purchased Assets or the Gestiva Business.

              (d) At the Closing and on the Transfer Date (prior to payment of the Additional Purchase Price), the Seller shall deliver to the Acquiror a duly executed and acknowledged Internal Revenue Service Form W-9 and a duly executed and acknowledged non-foreign status FIRTPA certificate prepared pursuant to Treasury Regulation Section 1.1445-2(b)(2) in a form satisfactory to the Acquiror.

              (e) Any payments made to any Indemnified Party pursuant to this Agreement shall constitute an adjustment of the consideration paid for the Purchased Assets for Tax purposes and shall be treated as such by the Acquiror and the Seller on their Tax Returns to the extent permitted by Law.

              (f) At the Closing and on the Transfer Date (prior to payment of the Additional Purchase Price), the Seller shall deliver to the Acquiror a duly executed bulk sales and/or Tax clearance certificate or certificates as required by applicable Law or as reasonably requested by Acquiror.

              (g) Except as otherwise provided in this Agreement, each Party (or their respective Affiliates) shall be responsible for and shall pay all Taxes payable on any payments made to such Party by the other Party (or their respective Affiliates).

              (h) Any dispute, controversy, or claim between Seller, on the one hand, and Acquiror, on the other hand, arising out of or relating to the provisions of this Agreement that relates to Taxes that cannot be resolved by negotiations between Seller and Acquiror shall be submitted to a mutually agreed-upon independent public accounting firm (the "ACCOUNTANTS") for resolution. The Accountants shall control the proceedings related to the dispute resolution and may request such evidence and information as it deems necessary. The resolution reached by the Accountants shall be binding on the Seller and Acquiror and their respective affiliates. The expenses of the Accountants shall be borne equally by Seller, on the one hand, and Acquiror, on the other hand.

                  Section 8.11 Employee Matters. Notwithstanding the
                               ----------------
provisions of the Confidentiality Agreement or any existing Gestiva Contracts, between the date of this Agreement and the Transfer Date, Acquiror shall have the right, after consultation with and the prior approval of the Seller (which approval shall not be unreasonably withheld), to contact the employees and consultants of Seller currently performing services for the Gestiva Business or whose work primarily relates to the Gestiva Business (each, a "Business Employee"), and to discuss the possible employment or consultancy of such employees by the Acquiror from and after the Transfer Date.


                                  ARTICLE IX.
                     CONDITIONS TO THE OBLIGATIONS OF THE
                            PARTIES FOR THE CLOSING

                  Section 9.1 Seller's Conditions to Closing. The obligation
                              ------------------------------
of the Seller to effect the Closing is subject to the satisfaction (or waiver by the Seller), at or before the Closing, of each of the following conditions:

              (a) The representations and warranties of the Acquiror contained in ARTICLE VII of this Agreement shall be true and correct in all material
   -----------
respects (without giving effect to any "materiality", "material adverse effect" or "Acquiror Material Adverse Effect" qualifiers set forth therein) at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case, as of such earlier date) and the Acquiror shall have performed in all material respects all agreements and covenants required by this Agreement or any Related Agreements to be performed by it prior to or on the Closing Date. The Seller shall have received a certificate as to satisfaction of the conditions set forth in this
Section 9.1(a) dated as of the Closing Date and executed by a duly authorized
--------------
officer of the Acquiror.

              (b) No Orders prohibiting the transactions contemplated hereby shall have been instituted and not settled or otherwise terminated. No Law shall have been enacted, entered, promulgated or enforced by any Governmental or Regulatory Authority that is in effect and has the effect of making the purchase and sale of the Purchased Assets illegal or otherwise prohibiting the consummation of such purchase and sale. The waiting period (including any extensions thereof) applicable to the consummation of the transactions contemplated by this Agreement required pursuant to the HSR Act shall have expired or been terminated.

              (c) The Acquiror shall have delivered or caused to be delivered to the Seller each of the documents, materials and funds as specified in
Section 5.2(b).
--------------

              (d) No Acquiror Material Adverse Effect shall have occurred.

                  Section 9.2 Acquiror's Obligations to Closing. The
                              ---------------------------------
obligation of the Acquiror to effect the Closing is subject to the satisfaction (or waiver by the Acquiror), at or before the Closing, of each of the following conditions:

              (a) The representations and warranties of the Seller contained in ARTICLE VI of this Agreement shall be true and correct in all material
   ----------
respects (without giving effect to any "materiality", "material adverse effect" or "Seller Material Adverse Effect" qualifiers set forth therein) at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case, as of such earlier date) and the Seller shall have performed in all material respects all agreements and covenants required by this Agreement or any Related Agreements to be performed by it prior to or on the Closing Date. The Acquiror shall have received a certificate as to satisfaction of the conditions set forth in this Section 9.2(a) dated as of the Closing Date and
                             --------------
executed by a duly authorized officer of the Seller.

              (b) No Orders prohibiting the transactions contemplated hereby shall have been instituted and not settled or otherwise terminated. No Law shall have been enacted, entered, promulgated or enforced by any Governmental or Regulatory Authority that is in effect and has the effect of making the purchase and sale of the Purchased Assets illegal or otherwise prohibiting the consummation of such purchase and sale. The waiting period (including any extensions thereof) applicable to the consummation of the transactions contemplated by this Agreement required pursuant to the HSR Act shall have expired or been terminated.

              (c) No Seller Material Adverse Effect shall have occurred.

              (d) The Seller shall have delivered or caused to be delivered to the Acquiror each of the documents and materials specified in Section 5.2(a).
                                                              --------------

              (e) There shall not be pending any action, litigation or proceeding by any Governmental or Regulatory Authority seeking to (i) prohibit or restrain the transactions contemplated by this Agreement or (ii) seeking to impose or confirm limitations on the ability of Acquiror or any of its Subsidiaries to effectively exercise full rights of ownership of the Gestiva Business or the Purchased Assets after the Closing.

                                  ARTICLE X.

      CONDITIONS TO THE OBLIGATIONS OF THE PARTIES FOR THE TRANSFER DATE

                  Section 10.1 Seller's Obligations for the Transfer Date. The
                               ------------------------------------------
obligation of the Seller to effect the transactions contemplated on the Transfer Date is subject to the satisfaction (or waiver by the Seller), at or before the Transfer Date, of each of the following conditions:

              (a) The representations and warranties of the Acquiror contained in ARTICLE VII of this Agreement shall be true and correct in all respects
   -----------
(without giving effect to any "materiality", "material adverse effect" or "Acquiror Material Adverse Effect" qualifiers set forth therein) at and as of the Transfer Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case, as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any "materiality", "material adverse effect" or "Acquiror Material Adverse Effect" qualifiers set forth therein) would not, individually or in the aggregate, result in an Acquiror Material Adverse Effect, and the Acquiror shall have performed in all material respects all agreements and covenants required by this Agreement or any Related Agreements to be performed by it prior to or on the Transfer Date. The Seller shall have received a certificate as to satisfaction of the conditions set forth in this
Section 10.1(a) dated as of the Transfer Date and executed by a duly
---------------
authorized officer of the Acquiror.

              (b) No Orders prohibiting the transactions contemplated hereby shall have been instituted and not settled or otherwise terminated. No Law shall have been enacted, entered, promulgated or enforced by any Governmental or Regulatory Authority that is in effect and has the effect of making the purchase and sale of the Purchased Assets illegal or otherwise prohibiting the consummation of such purchase and sale.

              (c) The Acquiror shall have delivered or caused to be delivered to the Seller each of the documents, materials and funds specified in Section
                                                                      -------
5.4(b).
------

              (d) The Gestiva NDA Approval shall have occurred.

                  Section 10.2 Acquiror's Obligations for the Transfer Date.
                               --------------------------------------------
The obligation of the Acquiror to effect the transactions contemplated on the Transfer Date is subject to the satisfaction (or waiver by the Acquiror), at or before the Transfer Date, of each of the following conditions:

              (a) The representations and warranties of the Seller contained in ARTICLE VI of this Agreement shall be true and correct in all respects
   ----------
(without giving effect to any "materiality", "material adverse effect" or "Seller Material Adverse Effect" qualifiers set forth therein) at and as of the Transfer Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case, as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any "materiality", "material adverse effect" or "Seller Material Adverse Effect" qualifiers set forth therein) would not, individually or in the aggregate, result in a Seller Material Adverse Effect, and the Seller shall have performed in all material respects all agreements and covenants required by this Agreement or any Related Agreements to be performed by it prior to or on the Transfer Date. The Acquiror shall have received a certificate as to satisfaction of the conditions set forth in this
Section 10.2(a) dated as of the Transfer Date and executed by a duly
---------------
authorized officer of the Seller.

              (b) No Orders prohibiting the transactions contemplated hereby shall have been instituted and not settled or otherwise terminated. No Law shall have been enacted, entered, promulgated or enforced by any Governmental or Regulatory Authority that is in effect and has the effect of making the purchase and sale of the Purchased Assets illegal or otherwise prohibiting the consummation of such purchase and sale.

              (c) All Seller Governmental Consents set forth on Section 6.3 of
                                                                -----------
the Seller Disclosure Schedule shall have been obtained or made.

              (d) The Acquiror shall have received all Seller Third Party Consents and all Gestiva Governmental Permits necessary to effect the transactions contemplated by this Agreement and the Related Agreements (which shall include the consents and permits set forth on Section 6.3(b) and Section
                                                    --------------     -------
6.8 of the Seller Disclosure Schedule, excluding the Gestiva FDA Submissions).
---

              (e) There shall not be pending any action, litigation or proceeding by any Governmental or Regulatory Authority seeking to (i) prohibit or restrain the transactions contemplated by this Agreement or (ii) seeking to impose or confirm limitations on the ability of Acquiror or any of its Subsidiaries to effectively exercise full rights of ownership of the Gestiva Business or the Purchased Assets after the Transfer Date.

              (f) The Acquiror shall have received the Initial Gestiva
Inventory.

              (g) The Seller shall have delivered or caused to be delivered to the Acquiror each of the documents and materials specified in Section 5.4(a).
                                                              --------------

              (h) The Gestiva NDA Approval shall have occurred.

                                 ARTICLE XI.

                                INDEMNIFICATION

                  Section 11.1 Survival of Representations, Warranties,
                               ----------------------------------------
Covenants, Etc. The representations and warranties of the parties contained in
---------------
ARTICLE VI and ARTICLE VII hereof and in the Related Agreements (if any) shall
----------     -----------
survive the Closing until twenty-one (21) months after the Closing Date; provided, however, that the representations and warranties of the Seller in
Section 6.2, Section 6.12 and Section 6.14 hereof shall survive the Closing
-----------  ------------     ------------
until sixty (60) days following the expiration of the applicable statute of limitations (with extensions) with respect to the matters addressed in such sections. The period of time a representation or warranty survives the Closing pursuant to the preceding sentence shall be the "SURVIVAL PERIOD" with respect to such representation or warranty. The covenants and agreements of the parties hereto contained herein shall survive in accordance with their respective terms. So long as an Indemnified Party gives an Indemnification Claim Notice for such claim on or before the expiration of the applicable Survival Period, such Indemnified Party shall be entitled to pursue its rights to indemnification under Section 11.2(a) or Section 11.2(b) hereof, as
                         ---------------    ---------------
applicable. In the event notice of any claim for indemnification under Section
                                                                       -------
11.2(a) or Section 11.2(b) hereof shall have been given within the applicable
-------    ---------------
Survival Period and such claim has not been finally resolved by the expiration of such Survival Period, the representations and warranties that are the subject of such claim shall survive the end of the Survival Period of such representations or warranties until such claim is finally resolved, but such representations and warranties shall only survive with respect to such asserted claim.

                  Section 11.2 Indemnification.
                               ---------------

              (a) By the Seller. Subject to Section 11.1 and Section 11.3,
                  -------------             ------------     ------------
from and after the Closing, the Seller shall indemnify, reimburse, defend and hold harmless the Acquiror, its Affiliates and their respective officers, directors, employees, agents, successors and assigns from and against any and all costs, losses, Liabilities, damages, fines, penalties, interest, judgments, lawsuits, deficiencies, claims, expenses (including reasonable fees and disbursements of attorneys and other professionals, including third party consultants) (collectively, "DAMAGES") incurred in connection with, arising out of, resulting from or incident to (i) any breach of, or inaccuracy in, any representation or warranty of the Seller set forth in this Agreement, any Related Agreement or any certificate of the Seller delivered to Acquiror at the Closing or the Transfer Date, (ii) the failure to perform any covenant or agreement of the Seller set forth in the

Agreement or in any of the Related Agreements, (iii) any Excluded Asset, (iv) any Excluded Liability (including, but not limited to, any Excluded Tax Liability); and (v) the fraud or willful misconduct of the Seller.

              (b) By the Acquiror. Subject to Section 11.1 and Section 11.3,
                  ---------------             ------------     ------------
from and after the Closing, the Acquiror shall indemnify, defend and hold harmless the Seller, its Affiliates and their respective officers, directors, employees, agents, successors and assigns from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) any breach or inaccuracy in any representation or warranty of the Acquiror set forth in this Agreement, any Related Agreement or any certificate of the Acquiror delivered to the Seller at Closing or the Transfer Date, (ii) the failure to perform any covenant or agreement of the Acquiror set forth in this Agreement or in any of the Related Agreements, (iii) any Assumed Liabilities; and (iv) the fraud or willful misconduct of the Acquiror.

              (c) Procedure for Claims. The Indemnified Party shall give the
                  --------------------
indemnifying party prompt written notice (an "INDEMNIFICATION CLAIM NOTICE") of any Damages or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under Section 11.2(a) or Section
                                            ---------------    -------
11.2(b). Failure to give any such Indemnification Claim Notice shall not
-------
constitute a waiver of any right to indemnification or reduce in any way the indemnification available hereunder, except to the extent the indemnifying party demonstrates that such failure to notify has materially prejudiced the indemnifying party. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Damages (to the extent that the nature and amount of such Damages are known at such time). The Indemnified Party shall furnish promptly to the indemnifying party copies of all papers and official documents received in respect of any Damages. All indemnification claims in respect of a party, its Affiliates or their respective directors, officers, employees and agents (collectively, the "INDEMNITEES" and each an "INDEMNITEE") shall be made solely by such party to this Agreement (the "INDEMNIFIED PARTY").

              (d) Third Party Claims. The obligations of an indemnifying party
                  ------------------
under this Section 11.2(d) with respect to Damages arising from claims of any
           ---------------
third party that are subject to indemnification as provided for Section 11.2(a)
                                                                ---------------
or Section 11.2(b) (a "THIRD PARTY CLAIM") shall be governed by and be
   ---------------
contingent upon the following additional terms and conditions:

                  (i)    Subject to Section 11.2(d)(iii) and Section
                                    --------------------     -------
11.2(d)(iv), at its option, the indemnifying party may assume the defense of
-----------
any Third Party Claim by giving written Notice to the Indemnified Party within ten (10) days after the indemnifying party's receipt of an Indemnification Claim Notice, provided, however, that prior to assuming control of the defense of such Third Party Claim the indemnifying party shall agree that the indemnifying party shall be obligated to indemnify the Indemnified Party and hold the Indemnified Party harmless from and against any and all Damages caused by or arising out of any settlement of such Third Party Claim or any judgment in connection with such Third Party Claim when and only if it is finally determined that such Indemnified Party is entitled to indemnification pursuant to Section 11.2. Upon assuming the defense of a Third Party Claim,
            ------------
the indemnifying party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the indemnifying party; provided, however, that such counsel is reasonably acceptable to the Indemnified Party, provided, further, that in the event that (i) a conflict of interest arises between the indemnifying party and the Indemnified Party such that such legal counsel cannot represent both the indemnifying party and the Indemnified Party or (ii) the Indemnitee has been advised in writing by counsel that there may be one or more legal defenses available to the Indemnitee that are different from or in addition to that of the indemnifying party, the Indemnified Party may retain its own legal counsel at the expense of the indemnifying party and the indemnifying party and its counsel shall cooperate with the Indemnified Party and its counsel, as may be reasonably requested. Except as set forth above, should the indemnifying party assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the Indemnified Party or any other Indemnitee for any legal expenses subsequently incurred by such Indemnified Party or other Indemnitee in connection with the analysis, defense or settlement of the Third Party Claim.

                  (ii)   Without limiting Section 11.2(d)(i), any Indemnitee
                                          ------------------
shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at the Indemnitee's sole cost and expense, except as described in Section 11.2(d)(i), unless (A) the
                                    ------------------
employment thereof has been specifically authorized by the indemnifying party in writing, or (B) the indemnifying party has failed to assume the defense and employ counsel in accordance with Section 11.2(d)(i) (in which case the
                                  ------------------
Indemnified Party shall control the defense).

                  (iii) With respect to any Damages relating solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnitee's or the Indemnified Party's becoming subject to injunctive or other relief or otherwise adversely affect the business or reputation of the Indemnitee in any manner, and as to which the indemnifying party shall have acknowledged in writing the obligation to indemnify the Indemnitee hereunder, the indemnifying party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Damages, on such terms as the indemnifying party, in its sole discretion, shall deem appropriate, provided that, as a result of or in connection with any such settlement each Indemnitee or Indemnified Party shall receive a full release with respect to such claim and such settlement would not otherwise adversely affect the business or reputation of the Indemnitee. The indemnifying party shall not be liable for any settlement or other disposition of Damages by an Indemnitee or Indemnified Party that is reached without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. If the indemnifying party chooses to defend or prosecute any Third Party Claim, no Indemnitee or Indemnified Party shall admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld.

                  (iv) Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnified Party in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party that the Indemnified Party reasonably determines cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages, subject to the provisions of this Section 11.2(d).
                                           ---------------

                  (v) Regardless of whether the indemnifying party chooses to defend or prosecute any Third Party Claim, the Indemnified Party and the indemnifying party shall, and shall cause each other Indemnitee or Affiliate of the indemnifying party, as applicable, to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the indemnifying party or Indemnified Party, as applicable, to, and reasonable retention by each such Person of, records and information that are reasonably relevant to such Third Party Claim, and making each such Person and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying party shall reimburse each such Person for all its reasonable out-of-pocket expenses in connection therewith.

              (e) Other Claims. In the event any Indemnified Party has a claim
                  ------------
against any indemnifying party under Section 11.2(a) or Section 11.2(b) that
                                     ---------------    ---------------
does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver an Indemnification Claim Notice regarding such claim with reasonable promptness to the indemnifying party. The failure by any Indemnified Party so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to such Indemnified Party under Section 11.2(a) or
                                                           ---------------
Section 11.2(b), except to the extent that the indemnifying party demonstrates
---------------
that such failure to notify has materially prejudiced the indemnifying party. If the indemnifying party does not notify the Indemnified Party within twenty
(20) Business Days following its receipt of such notice that the indemnifying party disputes its liability to the Indemnified Party under Section 11.2(a) or
                                                            ---------------
Section 11.2(b), such claim specified by the Indemnified Party in such notice
---------------
shall be conclusively deemed a Liability of the indemnifying party under
Section 11.2(a) or Section 11.2(b) and the indemnifying party shall pay the
---------------    ---------------
amount of such Liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined.

              (f) Resolution of Conflicts and Claims.
                  ----------------------------------

                  (i) If the indemnifying party objects in writing to any claim for indemnification made by an Indemnified Party in any Indemnification Claim Notice (an "OBJECTION NOTICE"), the indemnifying party and the Indemnified Party shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims and shall provide information to the other party (as reasonably requested) related to the issues set forth in the Objection Notice. If the indemnifying party and the Indemnified Party should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties.

                  (ii) If no such agreement is reached after good faith negotiation, either the indemnifying party or the Indemnified Party may demand mediation of the dispute, unless the amount of the damage or loss is at issue in a pending action or proceeding involving a Third Party Claim, in which event mediation shall not be commenced until such amount is ascertained or both parties agree to mediation. In any such mediation, indemnifying party and the Indemnified Party agree to employ a mediator from the American Arbitration Association (the

"AAA") to assist them in reaching resolution of such dispute according to the Commercial Mediation Rules of the AAA. The mediator shall be a corporate attorney mutually selected by the Acquiror and Seller. The fees and expenses of the mediator shall be shared equally by indemnifying party and the Indemnified Party. If, after mediation efforts, the indemnifying party and the Indemnified Party should agree as to all or a portion of a claim, a memorandum setting forth such agreement shall be prepared and signed by both parties. If after reasonable efforts, and over a period of sixty (60) calendar days, the parties are unable to reach agreement on such dispute utilizing the mediator, the parties shall be permitted to proceed with any other remedy available to such party.

              (g) Effect of Investigation or Knowledge. Any claim by the
                  ------------------------------------
Acquiror or its Affiliates or any of their respective directors, officers, employees or agents for indemnification shall not be adversely affected by any investigation by or opportunity to investigate afforded to the Acquiror, nor shall such a claim be adversely affected by the Acquiror's Knowledge on or before the Transfer Date of any breach of the type specified in this Section
                                                                     -------
11.2 or of any state of facts that may give rise to such a breach. The waiver
----
of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not adversely affect the right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants or obligations.

              (h) Interpretation. For purposes of Section 11.2(a) and Section
                  --------------                  ---------------     -------
11.2(b), in determining whether a breach of a representation, warranty,
-------
covenant or agreement has occurred, all materiality qualifiers in such representation, warranty, covenant or agreement (i.e. "material," "material adverse effect," "Seller Material Adverse Effect," "Acquiror Material Adverse Effect" or similar phrase), if any, shall be disregarded for purposes of making such determination and shall be determined as if such representation, warranty, covenant or agreement were made without such materiality qualification and (ii) Damages incurred or suffered by an Indemnified Party arising out of any breach of any representation, warranty, covenant or agreement shall be determined without deduction on account of any materiality, Seller Material Adverse Effect or Acquiror Material Adverse Effect qualification contained in any representation, warranty, covenant or agreement giving rise to the claim for indemnification hereunder.

                  Section 11.3 Limitations.
                               -----------

              (a) Except for representations, warranties and covenants
relating to Taxes or any Damages arising from or related to the Excluded Tax Liabilities or fraud, in no event shall the Seller or the Acquiror be liable for any Damages pursuant to Section 11.2(a) or Section 11.2(b), as applicable,
                            ---------------    ---------------
unless and until the aggregate amount of all such Damages exceeds $150,000
(the "LIABILITY THRESHOLD"), in which case the Seller or the Acquiror, as applicable, shall be liable for all such Damages in excess of the Liability Threshold, and then not for any Damages in excess of the Liability Cap for all claims made under such Section 11.2(a) or Section 11.2(b), as applicable, in
                       ---------------    ---------------
the aggregate; provided, however, that for purposes of claims made by the Acquiror under Section 11.2(a)(iii), Section 11.2(a)(iv) or Section 11.2(a)(v),
               --------------------  -----------------------------------------
the Seller shall be liable for all Damages suffered by the Acquiror without regard to the Liability Threshold or Liability Cap; provided, further, that for purposes of claims made by the Seller under Section 11.2(b)(iii) or
                                                --------------------
Section 11.2(b)(iv) or for claims made by the Seller relating to the
-------------------
Acquiror's breach of its payment obligations in Section 4.1 or Section 4.2,
                                                -----------    -----------
the Acquiror shall be liable for all

Damages suffered by the Seller without regard to the Liability Threshold or Liability Cap.

              (b) The amount of any Damages recoverable by a party under
Section 11.2 shall be reduced by: (i) the amount of any insurance proceeds
------------
actually paid to the Indemnified Party or Indemnitee, as applicable, relating to such claim (net cost of recovery) and (ii) any recoveries actually received by the Indemnified Party from third parties pursuant to indemnification or otherwise with respect thereto (net of cost of recovery).

              (c) Following the Closing, the indemnification expressly provided in this Article XI (except for indemnification claims arising out of
                 ----------
the fraud or willful misconduct of either party) shall be the sole and exclusive remedy for any breach of representation or warranty by the parties hereto under this Agreement or any Related Agreement, except to the extent such indemnification is held by a court of competent jurisdiction to be ineffective or unenforceable.

              (d) NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE INDEMNIFICATION OBLIGATIONS OF THE PARTIES HERETO SHALL NOT EXTEND TO CONSEQUENTIAL OR PUNITIVE DAMAGES.

                  Section 11.4 Conflict with other Provisions. To the extent
                               ------------------------------
that any provision in this ARTICLE XI conflicts with any provision of this
                           ----------
Agreement relating to Taxes (including, but not limited to, the provisions of
Section 8.10(b)), the other provisions of this Agreement relating to Taxes,
---------------
and not the provisions of this ARTICLE XI, shall govern.
                               ----------


                                 ARTICLE XII.

                                  TERMINATION

                  Section 12.1 Methods of Termination. This Agreement may be
                               ----------------------
terminated:

              (a) at any time prior to the Transfer Date, by mutual written agreement of the Seller and the Acquiror;

              (b) at any time by either the Seller or the Acquiror, if the Closing shall not have occurred by March 31, 2008 or if the Transfer Date has not occurred by the second (2nd) anniversary of the Closing Date (the relevant date being referred to herein as the "TERMINATION DATE"); provided, however, that the right to terminate the Agreement pursuant to this Section 12.1(b)
                                                           ---------------
shall not be available to a party if such party's failure to perform in all material respects any of their obligations under this Agreement or any Related Agreement results in the failure of the Closing to occur by such time;

              (c) at any time prior to the Transfer Date by either the Seller or the Acquiror, if there shall be in effect any Law that prohibits the Closing or the consummation of the transactions contemplated at the Transfer Date or if such transactions would violate any non-appealable Order, issued by a competent Governmental Entity, that permanently restrains, enjoins or prohibits the consummation of the transactions contemplated by this Agreement;

              (d) at any time prior to the Closing Date by either the Seller or the Acquiror (as the non-breaching party), if the other party has breached any material representation, warranty, covenant or agreement hereunder, such breach causes any condition to Closing hereunder as set forth in ARTICLE IX to
                                                                 ----------
not be satisfied, such breach has not been waived by the non-breaching party, and the breach has not been cured within a period of thirty (30) days following the terminating party's written notice of such breach and the breaching party is diligently proceeding to cure such breach during such period, unless such breach is not capable of cure, in which event the non-breaching party may terminate immediately;

              (e) at any time prior to the Transfer Date by either the Seller or the Acquiror (as the non-breaching party), if the other party has breached any material representation, warranty, covenant or agreement hereunder, such breach causes any condition to the transfer of the Purchased Assets and Assumed Liabilities on the Transfer Date set forth in ARTICLE X to not be
                                                      ---------
satisfied, such breach has not been waived by the non-breaching party, and the breach has not been cured within a period of thirty (30) days following the terminating party's written notice of such breach and the breaching party is diligently proceeding to cure such breach during such period, unless such breach is not capable of cure, in which event the non-breaching party may terminate immediately;

              (f) at any time prior to the Transfer Date by Acquiror, if there shall has been any materially adverse changes to the FDA requirements necessary for Seller to submit a Complete Response amendment filing pursuant to the Manual of Policies and Procedures 6020.4, or any successor manual of policies and procedures;

              (g) at any time prior to the Closing Date by the Acquiror, if a Seller Material Adverse Effect shall have occurred since the date of this Agreement;

              (h) at any time prior to the Transfer Date by the Acquiror, if the FDA requires (i) any additional clinical studies to be conducted prior to the Gestiva NDA Approval Date for the approval of Gestiva or (ii) any additional studies to be conducted following the Gestiva NDA Approval Date which shall be materially more expensive or time consuming than the studies set forth on Schedule 12.1(h), such schedule to be mutually agreed upon by the
             ----------------
parties in good faith prior to the Closing Date; or

              (i) at any time prior to the Transfer Date by the Acquiror, if the FDA (i) revokes or rejects Gestiva's orphan drug exclusivity, (ii) reinstates approval of a previously approved product containing the API or
(iii) approves an ANDA or NDA which relies, in whole or in part, upon a previously approved product containing the API as the reference drug.

                  Section 12.2 Procedure upon Termination. In the event of
                               --------------------------
termination of this Agreement under Section 12.1, written Notice thereof shall
                                    ------------
forthwith be given to the other party, and the transactions contemplated by this Agreement shall be terminated and abandoned, without further action by the parties hereto. If this Agreement is terminated as provided herein:

              (a) each party, if requested, will redeliver all documents, work papers and other material received from of the other party and its Affiliates relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and

              (b) no party hereto and none of their respective directors, officers, stockholders or Affiliates shall have any further liability or obligation to any other party to this Agreement, other than Section 12.2, and
                                                            ------------
ARTICLE XIII; provided, however, that nothing in this Section 12.2(b) shall
------------                                          ---------------
prejudice any rights, claims, or causes of action that may have accrued hereunder or with respect hereto prior to the date of such termination, including for breach of this Agreement (whether based upon the termination or otherwise).

                  Section 12.3 Termination Fee. In the event of termination of
                               ---------------
this Agreement by the Acquiror pursuant to Section 12.1(d) or Section 12.1(e),
                                           ---------------    ---------------
the Seller shall pay to the Acquiror an amount equal to the Initial Purchase Price Amount and the NDA Milestone Payment, to the extent such payments were previously made by the Acquiror, and shall pay an additional amount to the Acquiror equal to all Reimbursable Expenses paid by the Acquiror to the Seller hereunder. All payments under this Section 12.3 will be made within five (5)
                                   ------------
Business Days from the termination of this Agreement.


                                 ARTICLE XIII.

                                 MISCELLANEOUS

                  Section 13.1 Notices. All Notices, requests and other
                               -------
communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer back confirmation or mailed (postage prepaid by certified or registered mail, return receipt requested) or by nationally recognized overnight courier that maintains records of delivery to the parties at the following addresses or facsimile numbers:

                  If to the Acquiror to:

                           K-V Pharmaceutical Company
                           2503 S. Hanley Road
                           St. Louis, Missouri 63144
                           Facsimile:  (314) 645-4705
                           Attention:  Vice President, Business Development
                                       General Counsel

                  With copies to:

                           Latham & Watkins LLP
                           650 Town Center Drive. 20th Floor
                           Costa Mesa, California 92626
                           Facsimile:  (714) 755-8290
                           Attention:  Charles K. Ruck, Esq.
                                       Kevin B. Espinola, Esq.

                  If to the Seller to:

                           Hologic, Inc.
                           35 Crosby Drive
                           Bedford, Massachusetts 01730-1401
                           Facsimile: (781) 280-0669
                           Attention:  Mark Casey


                  With copies to:

                           Brown Rudnick Berlack Israels LLP
                           One Financial Center
                           Boston, Massachusetts 02111
                           Facsimile:  (617) 856-8201
                           Attention:  Philip J. Flink, Esq.



All such Notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 13.1, be deemed given
                                              ------------
upon receipt, (ii) if delivered by facsimile to the facsimile number as provided in this Section 13.1, be deemed given upon receipt by the sender of
                 ------------
the answer back confirmation and (ii) if delivered by mail in the manner described above or by overnight courier to the address as provided in this
Section 13.1, be deemed given upon receipt (in each case regardless of whether
------------
such Notice, request or other communication is received by any other Person to whom a copy of such Notice, request or other communication is to be delivered pursuant to this Section 13.1). Any party from time to time may change its
                 ------------
address, facsimile number or other information for the purpose of Notices to that party by giving Notice specifying such change to the other party hereto in accordance with the terms of this Section 13.1.
                                     ------------

                  Section 13.2 Entire Agreement. This Agreement (and all
                               ----------------
Exhibits and Schedules attached hereto and all other documents delivered in connection herewith) supersedes all prior discussions and agreements, both oral and written, among the parties with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof. Further, the parties agree and acknowledge that the Confidentiality Agreement shall remain in effect until, but shall terminate effective as of, the Transfer Date.

                  Section 13.3 Waiver. Any term or condition of this Agreement
                               ------
may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not in the alternative.

                  Section 13.4 Amendment. This Agreement may be amended,
                               ---------
supplemented or modified only by a written instrument mutually agreed upon and duly executed by each party hereto.

                  Section 13.5 Third Party Beneficiaries. The terms and
                               -------------------------
provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns and it is not the intention of the parties to confer third party beneficiary rights upon any other Person, except as achieved through the indemnification clause set forth in Section 11.2.
   ------------

                  Section 13.6 Assignment; Binding Effect. Neither this
                               --------------------------
Agreement nor any rights, interests or obligations hereunder shall be transferred, assigned or delegated by any party hereto without the prior written consent of the other party hereto and any attempt to make any such transfer assignment or delegation without such consent shall be null and void; provided, however, that (i) without the consent of the Acquiror, the Seller may (in whole or in part) transfer, assign and delegate its rights, interests and obligations to one or more of its Affiliates or to one or more banks or other lenders providing financing to the Seller or its Affiliates from time to time, (ii) without the consent of the Seller, the Acquiror may (in whole or in part) transfer, assign and delegate its rights, interests and obligations to any Affiliate of the Acquiror (including pursuant to Section 4.7 hereof), and
                                                     -----------
(iii) without the consent of the Seller, the Acquiror may transfer and assign its rights to indemnity, in whole or in part, to any purchaser of all or substantially all of the Gestiva Business; provided, further, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and permitted assigns and no transfer, assignment or delegation shall limit, affect or discharge the assignor's obligations hereunder. In addition, notwithstanding the foregoing, either party hereto may assign this Agreement, without the prior written consent of the other party hereto, to a Person that succeeds to all or substantially all of such party's business or assets related to this Agreement, whether by sale, merger, operation of law or otherwise, provided that such assignee or transferee agrees in writing to be bound by the terms and conditions of this Agreement.

                  Section 13.7 Headings. The headings used in this Agreement
                               --------
have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  Section 13.8 Severability. If any provision of this
                               ------------
Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar to the terms of such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the parties herein.

                  Section 13.9 Governing Law. THIS AGREEMENT SHALL BE GOVERNED
                               -------------
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF

DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES. ALL DISPUTES UNDER, OR PERTAINING TO, THIS AGREEMENT SHALL BE RESOLVED EXCLUSIVELY IN THE STATE OR FEDERAL COURTS OF THE STATE OF MISSOURI.

                  Section 13.10 Expenses. Except as otherwise provided in this
                                --------
Agreement, each party hereto shall pay its own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby.

                  Section 13.11 Counterparts. This Agreement may be executed
                                ------------
in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument. A facsimile copy shall be a sufficient proof of signature, without it being necessary to produce the original copy.

                  Section 13.12 Remedies. Except as otherwise provided in
                                --------
Section 11.3(c), any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which the parties are entitled at law or in equity.

                        [SIGNATURES ON FOLLOWING PAGE]

                  IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto all as of the date first above written.

                                  ACQUIROR:

                                  K-V PHARMACEUTICAL COMPANY,
                                  a Delaware corporation



                                  By: /s/ Thomas J. Brya
                                     ----------------------------------------

                                  Name:   Thomas J. Brya
                                       --------------------------------------

                                  Title: VP, Commercial Growth and Strategies
                                        -------------------------------------

                                  SELLER:

                                  CYTYC PRENATAL PRODUCTS, CORP.,
                                  a Delaware corporation

                                  By: /s/ Glenn P. Muir
                                     ----------------------------------------

                                  Name:    Glenn P. Muir
                                       --------------------------------------

                                  Title: Executive Vice President
                                        -------------------------------------

                                  PARENT (SOLELY FOR PURPOSES OF SECTION 8.6
                                  AND ARTICLE XI):

                                  HOLOGIC, INC.,
                                  a Delaware corporation

                                  By: /s/ Thomas J. Umbel
                                     ----------------------------------------

                                  Name:   Thomas J. Umbel
                                       --------------------------------------

                                  Title: Sr. VP Bus. Dev.
                                        -------------------------------------